Internal Use Investor Information November - December Exhibit 99.1

2 Topic Page # Profile and Strategy 3-14 Asset / Liability Management 15-24 Fees & Expenses 25-33 Business Segment Highlights 34-41 Loans & Deposits 42-53 Capital, Debt & Liquidity 54-59 Investments in Tech, Digital, & Ops 60-63 Credit 64-70 Near-Term Expectations 71 Appendix & Forward Looking Statements 72-84 Table of Contents

3 Longstanding Strategic Priorities Committed to: • Diversified revenue streams • Disciplined capital allocation • Disciplined expense management • Positive operating leverage Profitability Strategically Investing in: • High-growth markets with above median organic loan & deposit growth vs. peers(1) • Opportunities to leverage the core footprint's projected 2.8% population growth(2) • Non-bank M&A to expand products and capabilities • Talent, technology, products and services that drive organic growth Growth Relentless focus on: • Balancing growth with disciplined underwriting and risk management • Resilient performance across economic cycles • Shareholder value protection through proactive balance sheet and hedging strategies • Strong capital and liquidity supporting growth Soundness (1) Source: S&P Cap IQ and SEC Reporting. Avg loan and deposit balance changes from FY20 to FY25. Peer balances have been adjusted for bank merger & acquisition activity: CFG, FITB, FCNCA, FHN, HWC, HBAN, KEY, MTB, SSB, PNC, TFC, USB, ZION. Peer median excludes RF. (2) Source: S&P Cap IQ. Generating Consistent Sustainable Long-term Performance

Attractive Footprint and Strong Brand Presence

Home field advantage in the southeast

GENERATING Consistent Sustainable Long-term Performance

Winning in Core Markets

Building trust & serving clients for over 170 years


Regions HQ
Retail Branch Footprint
Specialized Lending Nationwide

Strong Profitability/Returns Supported by:

- ☑ Low Cost Core Deposits
- ☑ Loyal Customer Base
- ☑ Strong Brand
- ☑ Employer / Bank of Choice

Strong Growth Profile

11 of 15	Unemployment rates in 11 of our 15 state footprint remain at or below the national average[2] (including 6/8 of our top deposit states)
2.8%	Regions' deposit weighted population growth by MSA for 2027-2032 is 2.8% vs. national average of 2.2%[1]
21 of 30	21 of Regions' top 30[1] MSAs are projected to grow faster than the U.S. national average

20th	Ranked 20th in the U.S. in total deposits[1]
~2/3s	Top 5 market share in ~2/3s of MSAs across 15-state footprint[1]
~90%	~90% of deposits reside in top 8 states by deposits
~$5,200	Average consumer NIB account balance[3]
~$900	Median consumer NIB account balance

(1) Source: S&P Cap IQ. Top 30 market share as defined by deposit dollars - FDIC as of 6/30/2026; pro-forma for announced M&A transactions as of 10/26/2026. Top 5 share based on MSA and non-MSA counties. S&P's demographic data is provided by Claritas based primarily on 2025 U.S. Census data. (2) Source: U.S. Bureau of Labor Statistics. (3) Based on 3Q26 average balances.

REGIONS | 4

Building on Our Success

Strategic investments in priority markets driving deposit expansion

GENERATING **Consistent Sustainable Long-term Performance**

Continuing to Invest in Priority Markets(2)

Building on success with incremental investments supporting growth while maintaining advantage in core businesses and markets.

Proven Track Record of Success...

$14.9B

Deposit Growth in Priority Markets(1) since 2019



6 of 8

Priority Markets(1) Gaining Share since 2019

59% vs. 49%

Regions Deposit Growth(1) since '19 Outpacing Market

Maximizing Growth Opportunities

Priority Market Growth Opportunities(1)

$1.7T

Deposit Opportunity (RF $40B)(2)



'27-'32 Population Growth(3)
2.20%
2.82%
4.93%
US
Regions Footprint
Priority Markets



Priority Markets '27-'32 Projected Population Growth(3)
Nashville
Tampa
Atlanta
Miami/SFL
Orlando
Huntsville
Dallas/FW
Houston
5.8%
4.0%
3.9%
2.2%
6.1%
7.8%
6.3%
6.8%
Nat'l avg: 2.2%

Deposits ($B)	Mkt Share	Rank
$9.7	9.0%	3
$7.2	8.0%	5
$6.6	2.7%	7
$5.5	1.6%	13
$3.0	4.3%	5
$2.8	22.6%	1
$2.8	0.6%	20
$2.5	0.7%	17

(1) Priority markets include: Tampa, Orlando, Miami/SFL, Houston, Dallas/FW, Nashville, Atlanta, and Huntsville. (2) RF deposits in Priority Markets as of 6/30/2026. Data Source: FDIC Deposit Data not adjusted for announced M&A. (3) Source: S&P Capital IQ. S&P's demographic data is provided by Claritas based primarily on 2025 U.S. Census data. All S&P Cap IQ data are inclusive of announced M&A as of 10/26/2026.

REGIONS | 5

Investing in People and Technology

Expanding talent and capabilities in markets with greatest opportunity

GENERATING **Consistent Sustainable Long-term Performance**

Investing in Banker Expansion

3-Year Associate Impact

~870

- Hiring ~170 incremental bankers across Middle Market, Small Business, TM, Mortgage, and Wealth
- Adding ~100 revenue-enablement roles to support banker productivity
- Reskilling and reallocating ~600 retail bankers toward small business and mass affluent customers, primarily across high-growth markets

~ 87%

Overall Initiative: ~87% Complete(1)

Early Results Across Our Three Lines of Business...

Corporate	Consumer	Wealth
+30%	**+6%**	**$6B**
Sep YTD increase in new commercial logos	Sep YTD increase in small business checking account production	Growth in client assets or ~19% of total growth in client assets(2)
Generated following investment in more than 60 bankers over the past 18 months	*Driven by reskilled small business bankers versus 2024 levels*	*Attributed to new advisors hired over the past three years*

Investments in Technology

Personalization Powered by AI

☑ *RegionsClientIQ*
- *A machine-learning data product for Commercial and Treasury Management RMs to prioritize client opportunities, plan quality conversations,and flag early credit and client attrition risk*

☑ *WealthIQ*
- *A machine-learning data product for Wealth Management advisors to identify revenue opportunities and provide key client insights*

☑ *SmallBusinessIQ*
- *Identifies personalized solutions for small business owners*

☑ *Mortgage Analytics Pro*
- *Insights for mortgage lending officers*

Modernizing the Customer Experience

☑ New Native Mobile App

☐ Small Business Digital Origination Platform
- ☐ Deposits 2H26
- ☐ Lending 1H27

☑ Commercial Loan System
- ☑ Integration Summer 2026

☐ Deposit System
- ☑Core installed/tested, ancillary systems integrated
- ☐ Comprehensive testing and piloting 2026
- ☐ Customer Migration 2027

☐ General Ledger

(1) As of 9/30/2026. Progress includes ~57% completion of incremental banker and revenue-enablement hires, with retail banker reskilling and reallocations largely complete. (2) Aug '23 to Aug '26.

REGIONS | 6

7 Above Median Organic Loan and Deposit Growth Consistent, disciplined growth 5 Yr Loan Growth excl. Bank M&A 14% 14% 10% 10% 9% 6% 5% 3% 3% 2% 2% (1)% (2)% (5)% Peer 1 Peer 2 Peer 3 RF Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 1 0 Peer 1 1 Peer 1 2 Peer 1 3 Source: S&P Cap IQ and SEC Reporting. Avg loan & deposit balance changes cover FY20 to FY25. Peer balances have been adjusted for bank merger & acquisition activity: CFG, FITB, FCNCA, FHN, HWC, HBAN, KEY, MTB, SSB, PNC, TFC, USB, ZION. Peer median excludes RF. Peer Median: 3% 5 Yr Deposit Growth excl. Bank M&A 18% 17% 17% 17% 17% 12% 10% 9% 9% 4% 2% (1)% (1)% (5)% Peer 1 Peer 2 Peer 7 Peer 3 RF Peer 4 Peer 1 3 Peer 6 Peer 9 Peer 1 2 Peer 8 Peer 5 Peer 1 0 Peer 1 1 Peer Median: 9%

8 Deposit Advantage Key to Franchise Value Above median deposit growth & disciplined pricing FY25 Total Deposit Cost (%) Av g. T ot al D ep os it Gr ow th 1% 2% (10)% —% 10% 20% RF Peer Median 5 Year Deposit Growth vs Current Deposit Costs(1) (1) Source: S&P Cap IQ and SEC Reporting. Avg deposit balance changes cover FY20 to FY25. Peer balances have been adjusted for bank merger & acquisition activity: CFG, FITB, FCNCA, FHN, HWC, HBAN, KEY, MTB, SSB, PNC, TFC, USB, ZION. 3.21% 2.85% 3.36% 3.90% 3.54% 3.61% 3.67% 3.66% 3.68% 2.99% 2.72% 3.10% 3.10% 3.00% 3.13% 3.24% 3.21% 3.23% RF Peer Median 2020 2021 2022 2023 2024 2025 1Q26 2Q26 3Q26 Net Interest Margin vs. Peers(1)

9 Regions' Consistent Outperformance Sustained advantage in risk efficiency Adjusted PPI Less Net Charge-offs to RWA(1)(2) 1.96% 1.99% 2.30% 2.47% 2.31% 2.09% 2.19% 2.18% 2.32% 2.50% 1.97% 1.79% 1.89% 1.95% 1.92% 1.77% 1.83% 1.89% 2.01% 1.85% RF Peer Median 2019 2020 2021 2022 2023 2024 2025 1Q26 2Q26 3Q26 (1) Non-GAAP; see Appendix for reconciliation. (2) Source: S&P Capital IQ. Risk-weighted Assets (RWA) used in the analysis represents the simple average of the 4 quarterly disclosed amounts for each year (some peers are estimated in the current quarter). Peers include CFG, FITB, FCNCA, FHN, HWC, HBAN, KEY, MTB, SSB, PNC, TFC, USB, ZION. Regions' earnings, including credit costs, have been top quartile vs peers since 2019

10 9.0% 9.7% 11.0% 17.6% 14.9% 9.2% 21.4% 24.1% 21.9% 17.8% 18.2% 18.3% 19.0% 21.3% 12.0% 10.3% 12.9% 16.0% 14.4% 8.4% 16.1% 18.1% 15.0% 14.4% 15.1% 13.3% 14.8% 15.1% RF Peer Median 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 1Q26 2Q26 3Q26 (1) Non-GAAP; see Appendix for RF reconciliation. Peers' source is S&P Cap IQ and includes CFG, FITB, FCNCA, FHN, HWC, HBAN, KEY, MTB, SSB, PNC, TFC, USB, ZION. (2) As of 12/31/2025. (3) Peers with a net loss in the base year are omitted from the dataset. Rank: 1 Rank: 1 Rank: 1 Rank: 1 5 Year EPS CAGR 31% 21% 17% 15% 15% 14% 13% 12% 11% 9% 4% 4% —% Peer 1 Peer 2 RF Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 1 0 Peer 1 1 Peer 1 2 10 Year EPS CAGR 26% 19% 18% 13% 12% 10% 9% 8% 6% 6% 6% 4% 4% 4% Peer 1 Peer 1 2 Peer 4 Peer 1 3 RF Peer 7 Peer 8 Peer 2 Peer 5 Peer 6 Peer 3 Peer 1 0 Peer 9 Peer 1 1 Peer Leading ROATCE(1) For 5 Straight Years Peer Median: 12% Peer Median: 8% (2)(3) (2)(3) Leading with Consistently Strong Growth Metrics Supports a higher P/E multiple Rank: 1 Rank: 1 Rank: 1 Rank: 1

11 5 Year Total Shareholder Return 149% 75% 71% 67% 67% 55% 51% 44% 37% 23% 21% 20% 19% —% Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 RF Peer 6 Peer 7 Peer 8 Peer 9 Peer 1 0 Peer 1 1 Peer 1 2 Peer 1 3 Total Shareholder Return Strong track record of Shareholder Returns 10 Year Total Shareholder Return 626% 293% 276% 251% 243% 191% 169% 151% 150% 135% 113% 95% 85% 67% Peer 1 RF Peer 5 Peer 7 Peer 8 Peer 2 Peer 1 1 Peer 1 2 Peer 3 Peer 9 Peer 4 Peer 1 0 Peer 1 3 Peer 6 Peer Median: 44% Peer Median: 151% As of 9/30/2026. Peers' include CFG, FITB, FCNCA, FHN, HWC, HBAN, KEY, MTB, SSB, PNC, TFC, USB, ZION.

12 Independent Recognition of Customer and Market Leadership Top industry rankings highlight Regions’ ability to win with customers, build trust, and differentiate in key markets Regions ranked #1 in America’s Best Customer Service 2025 and is the most highly rated commercial bank by Newsweek. Regions ranked No.1 in Customer Satisfaction for Small Business Banking in the JD Power 2026 U.S. Small Business Banking Satisfaction Study(1) and was ranked No.1 in Customer Satisfaction among Regional Bank Websites in the JD Power 2026 U.S. Online Banking Satisfaction Study(2) For the second consecutive year, in 2025, Regions Bank has earned the No. 2 spot on American Banker’s ‘Top 20 Banks by Reputation’ list. Regions Bank Private Wealth Management division earns two top industry honors at the 2026 Global Private Banking Innovation Awards for the second consecutive year. (1) Regions Bank received the highest score in the JD Power 2026 U.S. Small Business Banking Satisfaction Study, which measures small business owners’ satisfaction with their primary business bank. Visit jdpower.com/awards for more details. (2) Regions Bank received the highest score among regional banks ($60B to $199B in deposits and 200+ branches) in the JD Power 2020-2022, and 2024-2026 (tied in 2026) U.S. Online Banking Satisfaction Studies, which measure customer satisfaction with financial institutions’ online experience for banking account management. Visit jdpower.com/awards for more details.

13 Driving Sustainable Performance Through People and Innovation Recognition for workplace excellence, innovation, and specialized expertise Regions Bank was again recognized as a Silver Status Military Friendly and Military Spouse Friendly Employer for 2026 In 2026, Regions Bank was again named a Gallup Exceptional Workplace Award Winner for Engagement for the 12th consecutive year. Regions Institutional Services division has been named to the National Association of Plan Advisors’ (NAPA) Top Defined Contribution Advisor Teams list. Regions recognized as a gold winner of the 2025 Datos Impact Award for best innovation in product development. In 2025, for the eighth consecutive year, Fannie Mae has recognized Regions Mortgage for excellence in loan servicing Regions Investment Management recognized for the fifth consecutive year as a top workplace for its strong culture, employee engagement, and supportive programs. Regions Named 2026 Gold Recipient of the Bell Seal for Workplace Mental Health Regions Private Wealth Management Earns 2026 Datos Impact Award for Best Innovation in Financial Planning

14 Highlights • Proven history of consistently generating best-in-class returns in our peer group(2) • Investing in talent, technology, products, and key markets to strengthen long-term competitiveness • Maintaining strong credit quality while actively managing risk • Record Capital Markets revenue (ex CVA/DVA) and Treasury Management performance drove strong fee-based business momentum • Advancing cloud-based deposit platform implementation and broader modernization efforts • Well-positioned for continued growth supported by a strong franchise, healthy customer relationships, and disciplined execution Third Quarter Overview Continue to deliver consistent, sustainable long-term performance (1) Non-GAAP, see appendix for reconciliation. In certain instances no adjustments have been made and the resulting "adjusted" figure is therefore equal to the reported amount and no reconciliation has been provided. (2) Peers include CFG, FCNCA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SSB, TFC, USB, ZION. Key Performance Metrics 3Q26 Reported Adjusted(1) Net Income Available to Common Shareholders $611M $622M Diluted Earnings Per Share $0.71 $0.73 Total Revenue $1,973M $1,988M Non-Interest Expense $1,118M $1,118M Pre-Tax Pre-Provision Income(1) $855M $870M Efficiency Ratio 56.2% 55.8% Net-Charge Offs / Avg Loans 0.29% 0.29% Return on Average Tangible Common Equity(1) 21.27% 21.66%

NII & Margin Performance

Well protected NII & margin; growth from balance sheet repricing and expansion

GENERATING Consistent Sustainable Long-term Performance

FTE NII and NIM ($ in millions)



$1,269
$1,291
$1,314
3.59%
3.66%
3.68%
3Q25
2Q26
3Q26
NII
NIM

NII Attribution ($ in millions)



$1,277
$1,298

	2Q26	Fixed Asset Turnover(1)	Days	Higher Hedge Rates	Other(2)	Loan Balances	Securities Reposition(3)	Funding Mix	3Q26
NII		+$10M	+$6M	+$4M	+$3M	+$2M	+$2M	-$6M	+$21M
NIM		+3bps	-2bps	+1bp	+2bps	-1bp	+1bp	-2bps	+2bps

3Q NII and NIM Drivers

NII increased 2% QoQ; NIM increased 2bps to 3.68%

- Positioned well to benefit from elevated/increasing long-term interest rates through fixed-rate asset turnover
  - Higher long-term rates enhanced the NII benefit from fixed-rate asset turnover relative to 2Q(4)
  - Sold ~$845M of Agency CMBS/CMOs at $15M pre-tax loss; reinvested proceeds in Agency MBS at higher market yields
- Higher hedge receive rate; legacy maturities replaced by forward starting swaps
- Mostly stable deposit cost QoQ driven by disciplined deposit cost management
  - 3Q interest-bearing deposit cost +1bps QoQ
  - Expect terminal rising rate beta of mid/high 30%s, supporting a neutral short-term rate risk position

4Q 2026 Expecations

- 4Q26 NII expected to increase 1 – 2%(5) vs 3Q26, supported by higher rates, structural repricing, deposit cost discipline, balance sheet growth, and the seasonal HR asset dividend
- 4Q26 NIM expected to be ~3.70%

(1) Fixed rate asset turnover includes the benefits of loan and securities production at higher market rates than maturities and securities premium amortization net discount accretion. (2) Other includes positive credit interest recoveries, the 2Q debt issuance cost, and other miscellaneous items. (3) Incremental NII driven by securities repositions done at the beginning of 2Q and middle of 3Q. (4) New fixed-rate asset yields were approximately 100bps above maturing asset yields in 3Q, compared with 85bps in 2Q. (5) Current expectations assume next Fed rate hike occurs in December and stable long-term rates.

REGIONS | 15

NII Positioning in an Uncertain Rate Environment

Mostly "neutral" interest rate risk position protected from fed funds changes; modest exposure to long-end rates

GENERATING **Consistent Sustainable Long-term Performance**

Sensitivity to short-term rates

Floating Rate Balance Sheet Exposure[1] ($B)



Adds Floating Rate Exposure
Reduces Floating Rate Exposure
$53
$8
$(19)
$(7)
$(34)
$1
Loans
Cash
Net Asset Hedges
Debt (incl. Hedges)
Beta-adjusted IB Deposits
Residual Exposure

- **Hedging** - offsets contractual floating rate exposure and creates a mostly neutral interest rate risk position, where changes in fed funds are not expected to be a material driver of NII variability
- **Key Assumption: Deposit Costs/Beta** - mid/high-30%s interest-bearing deposit beta achievable to protect NII from fed funds changes

Sensitivity to middle/long-term rates

Future NII Benefit from Fixed-Rate Asset Turnover



Next 12 Months Exposure:
10yr UST +0.50% adds NII of ~$35M full year vs forwards
Market forward case
10yr UST -0.50% lowers NII by ~$35M full year vs forwards
3 mos
6 mos
9 mos
12 mos

- **Front-book/back-book tailwind** - $12B to $14B of annual fixed-rate loan production and securities reinvestment at higher yields than those maturing is a primary driver of NII growth
- **Benefit from higher rates/steepening curve** - maintain some asset sensitivity to middle/long-term rate changes given impact on production/reinvestment yields

(1) 9/30/26 balance sheet; Floating rate loans excludes mortgage ARMs. Cash adjusted short-term tenors include all rate tenors 12 months and shorter; middle/long-term tenors include those beyond 1 year.

REGIONS | 16

17 • Balance sheet position naturally benefits from higher interest rates (i.e. asset sensitive), supported by ◦ Large floating rate loan mix ◦ Large, stable deposit base as evidenced over multiple rate cycles • Fixed-rate securities and receive-fixed hedges insulate the natural interest rate sensitivity in the balance sheet • Current interest rate risk profile is mostly neutral to changes in market interest rates ◦ 2.4 year asset duration ◦ 2.4 year liability duration Floating 77% Fixed 23% Deposits 79% Borrowings 6% Other 4% Equity 11% Interest- Bearing 59% Non-IB 31% Time 10% Loans 61%Securities 19% Cash 5% Other 15% Floating 33% Fixed (ex Hedges) 43% Fixed Hedges 24% $130B Loans(2)(3) $100B Balance Sheet Profile (As of September 30, 2026) Portfolio Compositions $163B Assets(1) Liabilities & Equity $163B Wholesale Borrowings(2) $10B Deposits (1) Securities includes AFS, the unrealized AFS loss, and HTM securities; cash represents interest-bearing deposits held with the Federal Reserve. (2) Additional hedging detail included on the "Hedge Strategy Update" slide. Excludes forward-starting derivatives (both forward starting cash flow hedges and forward starting fair value hedges on 2Q & 3Q 2024 debt issuances.) (3) ARM mortgage loans are included as floating rate loans.

18 Balance Sheet Positioning Advantage Strong deposit franchise and funding position provide an opportunity for flexibility and margin outperformance in an evolving rate environment **All balances are ending as of 9/30/26; Source: S&P Cap IQ and SEC Reporting. Peers include CFG, FCNCA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SSB, TFC, USB, ZION. Loan-to-Deposit Ratio 90% 88% 86% 85% 85% 82% 81% 80% 80% 78% 78% 77% 75% 73% Pe er 1 Pe er 2 Pe er 3 Pe er 4 Pe er 5 Pe er 6 Pe er 7 Pe er 8 Pe er 9 Pe er 1 0 Pe er 1 1 RF Pe er 1 2 Pe er 1 3 Non-interest Bearing (NIB) to Total Deposits 34% 33% 31% 27% 27% 25% 23% 23% 23% 22% 21% 18% 18% 16% Pe er 8 Pe er 6 RF Pe er 1 2 Pe er 3 Pe er 1 0 Pe er 1 Pe er 2 Pe er 5 Pe er 9 Pe er 7 Pe er 4 Pe er 1 3 Pe er 1 1 Peer Median: 81% Peer Median: 23% Total Liability Cost (%) 2.30 2.10 2.09 1.96 1.96 1.93 1.93 1.83 1.82 1.82 1.82 1.72 1.60 1.35 Pe er 5 Pe er 4 Pe er 1 1 Pe er 7 Pe er 2 Pe er 1 0 Pe er 1 3 Pe er 9 Pe er 3 Pe er 1 2 Pe er 1 Pe er 8 Pe er 6 RF Peer Median: 1.93% Wholesale Borrowings to Total Liabilities (%) 14% 13% 11% 11% 10% 10% 9% 9% 7% 7% 5% 4% 4% 2% Pe er 7 Pe er 1 0 Pe er 1 1 Pe er 5 Pe er 3 Pe er 1 3 Pe er 4 Pe er 9 RF Pe er 1 2 Pe er 2 Pe er 6 Pe er 8 Pe er 1 Peer Median: 9%

19 • Regions' deposit composition has led to repricing (betas) among the lowest in the peer group through multiple rising rate cycles ◦ Consistent rate seeking behavior/composition across the last two cycles ◦ Outperformance driven by deposit mix • Assuming federal funds rate hikes, expect interest-bearing deposit beta in the mid-to high-30% range in the long run ◦ Expect to outperform on deposit cost in the near-term as deposit pricing lags recent hike 2.50% 5.50% 4.50% 3.79% 0.82% 2.34% 1.99% 1.70% 1.03% 2.90% 2.46% 2.24% Fed Funds RF IB Deposit Cost Peer Median 1Q18 3Q18 1Q19 3Q19 1Q20 3Q20 1Q21 3Q21 1Q22 3Q22 1Q23 3Q23 1Q24 3Q24 1Q25 3Q25 1Q26 3Q26 —% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% (1) Peers include CFG, FCNCA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SSB, TFC, USB, ZION. (2) CDs excluding brokered CDs; maturities as of 9/30/2026; balances do not include future rollover Interest-bearing Deposit Cost vs. Peers(1) In t- Be ar in g De po si t R at es $2.9 $2.9 $5.2 $1.7 $1.2 3.0% 3.1% 3.2% 2.7% 3.2% Volume $B Rate 3Q26 4Q26 1Q27 2Q27 3Q27 CD Maturities(2) Interest-Bearing Deposit Pricing Deposit pricing outperformance expected to persist

Interest-Bearing Deposit Mix

GENERATING Consistent Sustainable Long-term Performance

Composition of deposit book affords ability to maintain cost advantage under a range of market rate outcomes; When combined with hedges, creates a well protected margin

Interest-bearing Deposits: $88.7B

(labels represent % of IB Deposits)


% of 3Q26 Ending Interest-Bearing Deposits
Market Priced & CD Maturities(1)
Mid-Beta / Mid-Cost(2)
Low-Beta / Low-Cost(3)
40%
Time Deposits
All Other Interest-Bearing Deposits
42%
18%

Market Priced & CD Maturities[1]

- Accounts expected to reprice with market rates, plus near term CD maturities (incl. indexed deposits)
- Beta expectation: 80%-100%

Mid-Beta / Mid-Cost[2]

- Accounts with an intermediate rate
- Beta expectation: 20-30%

Low-Beta / Low-Cost[3]

- Mostly Consumer/Wealth low rate stable accounts with small account size & customer longevity
  - $13K avg account balance
  - Avg acct open for 14+ yrs
- Beta expectation: 0-10%

(1) Includes deposits with a rate above 320bps and corporate sweep deposits as well as time deposits maturing in the coming 6 months; any time deposits with a rate above 320bps are included in this cohort. (2) Comprised of deposits with a rate between 100-320bps and time deposits maturing in the next 6 to 12 months. (3) Includes deposits with a rate below 100bps and time deposits with a remaining maturity of more than 12 months.

REGIONS | 20

Net Interest Margin History

Generating consistent, sustainable, long-term performance

GENERATING
Consistent Sustainable
Long-term Performance

Learned lesson from outsized credit and rate exposure in GFC; have used hedges to achieve NIM protection and outperform peers

Net Interest Margin (NIM)[1] Through the Interest Rate Cycle



RF NIM¹
Peer Median NIM¹
Underperformance given elevated rate risk exposure and other correlated risks
Outperformance given hedging portfolio and balance sheet management
Pandemic Maintained stable Adj NIM¹ (~40bps outperformance worth ~$550M annual NII)
Rising Rates Retained ability to benefit, expanding outperformance vs. peers
Peak Rate Reduced rate exposure to maintain performance vs. peers (~50bps worth ~$700M annual NII)
4.25%
4.00%
3.75%
3.50%
3.25%
3.00%
2.75%
2.50%
1Q 07
3Q 26

Fed Funds Target Rate & Regions' Interest Rate Risk Positioning



Elevated Rate Risk Position
Periods of abnormal monetary policy may justify the need for an elevated risk profile
Normalize Rate Risk Position
Periods of normalizing monetary policy justify a normal/reduced risk tolerance
Elevated Rate Risk Position
Normalize Rate Risk Position
Fed Funds
Great Recession
Zero Rate Recovery Period
Rising Rate Cycle
Pandemic Zero Rate Period
Rising Rate Cycle
Falling Rate Cycle
Rising Rate Cycle
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
-1.00%
1Q 07
3Q 27

(1) Given the impact to NIM across the industry from elevated pandemic-related cash, Regions and peer NIMs have been adjusted to exclude surge cash above 4Q19 levels from 2Q20 to 3Q22. Peers include CFG, FCNCA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SSB, TFC, USB, ZION.

REGIONS | 21

Hedging Strategy Update

Mostly "neutral" rate risk position protects margin & decreases capital volatility over time

GENERATING
Consistent Sustainable Long-term Performance

Asset Hedge Notional



Receive-Fixed, Cash Flow Swaps - Loans
Pay-Fixed, Fair Value Swaps - AFS Securities
Net Asset Swap Position(1)
Cash Flow Collars - Loans(2)
(Quarterly Avg)
(Annual Avg)

as of 9/30/2026

	3Q26	4Q26	1Q27	2Q27	2026	2027	2028	2029	2030	2031	2032
Receive-Fixed, Cash Flow Swaps - Loans	$23.2B	$23.6B	$23.5B	$23.6B	$23.2B	$23.3B	$22.0B	$18.9B	$17.2B	$11.7B	$5.6B
Pay-Fixed, Fair Value Swaps - AFS Securities	$4.3B	$4.8B	$4.8B	$4.8B	$4.4B	$4.8B	$4.9B	$4.9B	$5.1B	$5.3B	$4.1B
Net Asset Swap Position[1]	**$18.9B**	**$18.8B**	**$18.7B**	**$18.8B**	**$18.8B**	**$18.5B**	**$17.1B**	**$14.0B**	**$12.1B**	**$6.4B**	**$1.5B**
Cash Flow Swap Receive Rate[3]	3.14%	3.20%	3.24%	3.24%	3.11%	3.25%	3.44%	3.62%	3.61%	3.64%	3.82%
AFS Fair Value Swap Pay Rate[3]	3.60%	3.69%	3.69%	3.69%	3.62%	3.69%	3.69%	3.69%	3.71%	3.72%	3.94%
Cash Flow Collars - Loans[2]	$2.0B	$2.0B	$2.0B	$2.0B	$2.0B	$2.0B	$1.7B	$1.0B	$0.3B	$0.3B	$0.0B

3Q26 Asset Hedging Activity	**Cash Flow Hedging** ***Focused on reducing NIM volatility***	**Fair Value Hedging** ***Focused on reducing AOCI volatility***
Securities fair value hedges (with offsetting NIM sensitivity transaction)	• Added $1.6B in avg start 2030, 5.6Y avg receive-fixed swaps (4.6%) with avg maturity in 2035 to offset interest rate risk associated with fair value AOCI hedges	• Added $1.6B in avg start 2030, 5.6Y avg pay-fixed swaps (4.7%) with avg maturity in 2035 to reduce sensitivity of AFS securities AOCI
Short-term rate protection in future periods	• Added $500M 3Y receive-fixed swaps (4.3%)	
Medium and long-term rate sensitivity hedges (fixed asset turnover)	• Terminated $1.0B in fixed asset turnover swaps hedging 3Q26	

(1) Net Asset Swap Position equals Receive-Fixed Cash Flow Swaps - Loans *minus* Pay-Fixed Fair Value Swaps - AFS Securities. (2) Legacy collars have weighted avg. floor of 1.86%, weighted avg. cap of 6.22%. Collars executed in 2026 have weighted avg. floor of 3.30%, weighted avg. cap of 4.75%. Collars use short interest rate caps to pay for long interest rate floors; weighted avg. floor of 2.34%, weighted avg. cap of 5.73%. (3) Floating rate leg of swaps vs overnight SOFR.

REGIONS | 22

Securities Portfolio

Provides downside rate protection/liquidity

GENERATING Consistent Sustainable Long-term Performance

- Portfolio constructed to protect against changes in market rates
  - Duration of ~3.8 years (AFS ~3.5 years) as of 9/30/2026; provides offset to long-duration deposit book
  - 27% of securities in the portfolio are bullet-like (CMBS, corporate bonds, agency bullets, and USTs)
  - MBS mix concentrated in less sensitive prepayment collateral types: lower loan balances, seasoning, and state-specific geographic concentrations
- 98% US Government or Agency guaranteed
  - ~$393M high quality, investment grade corporate bond portfolio is short-dated (<3.0 year duration) and well diversified across sectors and issuers
  - The Agency CMBS portfolio is guaranteed by government agencies and is collateralized by mortgage loans on multifamily properties

Securities Portfolio Composition(1)



Corporate Bonds
1%
Agency/UST
8%
Agency CMBS
21%
$31.5B
Agency MBS
70%



HTM, 16%
$31.5B
AFS, 84%

3Q26 Activity

- Reinvestment of paydowns/maturities accretive to portfolio yield by ~1.64% (excluding repositioning activity)
- Sold ~$845M Agency CMBS and CMOs at a $15M pre-tax loss, reinvesting into Agency MBS and picking ~100 basis points of yield
  - Represents normal duration management, adding downside rate protection

(1) Includes AFS securities, the $1.74B unrealized AFS loss, and HTM securities as of 9/30/2026.

REGIONS | 23

24(1) Fair value hedging includes pay fixed swaps and other strategies currently in development, with the balance sheet duration likely offset through the addition of offsetting cash flow hedges against floating rate loans. (2) Total After Tax AOCI excluding CF Hedges as of 9/30/2026. (3) Represents current RWA framework (i.e., pre Basel III Endgame implementation). • AOCI associated with unrealized securities gains/ losses is expected to be included as a part of CET1 once B3E rules are finalized (with phase in) ◦ Given Regions’ long duration deposit base, asset duration strategies will still be needed to mitigate inherent interest rate risk exposure • Various strategies have been and will continue to be implemented to reduce capital volatility in the future, including: • At 9/30/2026, AOCI at risk in AFS in + 100 shock is ~$680M or ~52bps of CET1 ◦ Subsequent to quarter-end, added $2.8 billion pay fixed swaps in AFS Fair Value strategies, focused on reducing CET1 sensitivity ◦ At 10/28/2026, AOCI at risk in AFS in + 100 shock is ~$595M or ~46bps of CET1 • Monetizing Held-to-Maturity security liquidity through collateralized deposits Tactic Implementation 1) Held to Maturity (HTM) Designation Migrate AFS securities or add new purchases in HTM Will continue to migrate towards targets over time; timing dependent on rate entry point and regulatory clarity (i.e. timing / HTM treatment); holding elevated capital in interim 2) Shorter Duration AFS Portfolio • Bond selection • Fair value hedging(1) Securities Portfolio - AOCI Management Positioned to manage level/exposure lower over time 5yr UST C E T1 A O C I ($B ) 9.6% 9.4% 9.2% 9.1% 8.9% 8.8% 8.6%(1.6) (1.9) (2.1) (2.3) (2.4) (2.6) (3.0) CET1 with AOCI AOCI ($B) 4.1% 4.6% 4.8% 5.1% 5.3% 5.6% 6.1% 7.5% 8.0% 8.5% 9.0% 9.5% (3.5) (3.0) (2.5) (2.0) (1.5) (1.0) (0.5) CET1 Including AOCI Sensitivity(2)(3) C E T1 S en si tiv ity 0.216% 0.144% 0.116% 9/3 /20 24 10 /31 /20 24 12 /31 /20 24 2/2 8/2 02 5 4/3 0/2 02 5 6/3 0/2 02 5 8/2 9/2 02 5 10 /31 /20 25 12 /31 /20 25 2/2 7/2 02 6 4/3 0/2 02 6 6/3 0/2 02 6 8/3 1/2 02 6 10 /28 /20 26 0.120% 0.150% 0.180% 0.210% 0.240% CET1 Sensitivity in +/- 25 Shock(3) 9/30/2026

Non-Interest Income

GENERATING
Consistent Sustainable
Long-term Performance

Non-Interest Income
($ in millions)


$659
$630
$675
3Q25
2Q26
3Q26

Adj. Non-Interest Income[1]
($ in millions)


$684
$670
$690
3Q25
2Q26
3Q26

($ in millions)	3Q26	Change vs 2Q26	Change vs 3Q25
Service Charges – Consumer[2]	$106	6.0%	7.1%
Service Charges – Corporate[3]	$64	(3.0)%	4.9%
Wealth Management Income	146	(2.7)%	5.0%
Card and ATM Fees	126	—%	3.3%
Capital Markets (Ex CVA/DVA)	106	23.3%	1.9%
Mortgage Income	32	(3.0)%	(15.8)%
Other	45	28.6%	(22.4)%

QoQ Highlights & Outlook

- NIR increased 7% on a reported basis and 3% on an adjusted[1] basis
- Record Capital Markets revenue (Ex CVA/DVA) increased 23%, driven by stronger M&A advisory activity, securities underwriting & placement fees, commercial swap income, and syndications revenue; 4Q revenue expected within the $90 – $105M range
- Service charges increased 2%, inclusive of record quarterly Treasury Management results, 1 additional day, and seasonally higher consumer related activity
- Commercial credit fees, bank-owned life insurance income, and other NIR also contributed to growth
- Market value adjustments for employee benefit assets decreased $28M but were largely offset in NIE
- Wealth Management income decreased 3%, driven by lower production volumes compared to a record 2Q
- Continue to expect FY26 adjusted non-interest income to grow 3 – 5% vs FY25,[4] with results currently tracking toward the lower end of the range

(1) Non-GAAP; see appendix for reconciliation. (2) Consumer overdrafts typically represent approximately half of these amounts each quarter. (3) The majority of these amounts relate to Treasury Management (TM) activities and typically represent approximately two-thirds of total TM revenue each quarter. (4) See appendix for further information on the forward-looking guidance provided by the Company with respect to this non-GAAP measure.

REGIONS | 25

26 Non-Interest Income/Total Revenue Strong Fee Income Generation Supports a Resilient Revenue Profile 3Q26 44.2% 36.4% 36.2% 34.7% 31.1% 30.6% 30.4% 28.5% 27.5% 25.9% 25.5% 22.7% 22.5% 13.7% Peer 1 Peer 2 Peer 3 RF Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 Peer 13 FY 2025 41.8% 38.1% 37.6% 34.1% 33.0% 29.1% 28.8% 28.5% 27.7% 26.9% 26.8% 23.2% 21.0% 14.1% Peer 1 Peer 2 Peer 3 RF Peer 4 Peer 6 Peer 8 Peer 5 Peer 7 Peer 9 Peer 10 Peer 12 Peer 11 Peer 13 (1) Source: S&P Capital IQ. Peers include CFG, FITB, FCNCA, FHN, HWC, HBAN, KEY, MTB, SSB, PNC, TFC, USB, ZION.

Track Record of Expanding Fee-Based Services

GENERATING Consistent Sustainable Long-term Performance

Adjusted Non-Interest Income[1]



($ in millions)
$2,585
$2,001
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025
Corporate
Consumer
Wealth
Other
Consolidated

Strategic investments & enhanced client capabilities have generated over $1B in additional revenue since the global financial crisis (GFC), more than overcoming ~$600M of lost revenue

- The enactment of Regulation E and debit interchange legislation post GFC had a combined ~$300M negative impact
- Overdraft fees have declined ~$300M since 2011, due primarily to customer-friendly enhancements

Proven Non-Interest Income Resiliency

Diversified revenue growth through expanded fee-based services

Capital Markets

- Since re-launch of products in 2014, expanded the business through:
  - **Organic Product Growth:** Debt & Capital Raising, Financial Risk Management, Real Estate
  - **Acquisitions**: BlackArch – M&A, Clearsight – M&A, Sabal – Agency Small Balance & Servicing Platform, Frazer Lanier – Municipal Fin.

Treasury Management

- New product and feature development continues to be an annual priority and amounts to ~20% of annual core TM revenue
- Trade Finance revenue grew an average of 11.4% annually from 2020-2025 through acquisition of new clients and growth of existing relationships

Wealth Management

- 2025 Investment Services and Investment Management & Trust Fees are up $222M vs 2019 (97% Organic); 6-year CAGR of 9.1%
- **Acquisitions:** Highland Associates[2]

Consumer

- Purchased a $1B credit card portfolio in mid-2011
- Organic growth in the debit card portfolio
- Since 2011 expanded mortgage servicing revenue through bulk and flow MSR acquisitions totaling $92B

(1) Non-GAAP; see appendix for reconciliation. Amounts disclosed in years 2024-2016 represent the initial amounts reported in the Company's Segment footnote in the Annual 10-K. Amounts disclosed in years 2015-2012 represent the latest year disclosed in the Company's Annual 10-K with some additional adjustments applied to represent the dynamic nature of segment reporting in order to arrive at amounts comparable to segments as currently viewed by management. Amounts in 2011 could not be recast due to lack of available data to create comparable segment disclosures. (2) Highland Associates acquired in 2019; Contributed $7M of NIR in 2025

REGIONS | 27

Capital Markets

Growing products & services that our clients value

GENERATING **Consistent Sustainable Long-term Performance**

Capital Markets Product Solutions

Mergers & Acquisitions

- M&A Advisory Services

Real Estate

- Multi-family loan origination & distribution
  - Fannie Mae
  - Freddie Mac
  - HUD
- All property types loan origination & distribution
- Low income housing tax credit distribution

Debt & Capital

- Loan syndication
- Sponsor coverage
- Loan sales & trading
- Public and private capital raising

Financial Risk Management

- Interest Rate Derivatives
- Commodity Derivatives
- Foreign Exchange

Capital Markets Annual Revenue (Ex. CVA/DVA)(1)



$65
$101
$151
$159
$201
$188
$263
$323
$303
$272
$354
$350
$275
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026 YTD

- 3Q26 Capital Markets revenue ex. CVA/DVA of $106M increased 23% from prior quarter, driven by stronger M&A advisory activity, securities underwriting & placement fees, commercial swap income and syndications revenue.
- 4Q Capital Markets revenue ex. CVA/DVA is expected within the $90M-$105M range.

Client Coverage Areas

- Corporate Banking
- Commercial Banking
- Commercial Real Estate
- Specialized Industries
- Wealth Management

(1) $'s in millions. Amounts presented exclude valuation adjustments (CVA/DVA). Prior to 2018, Capital Markets Fee income was labeled as "Capital Markets Fee Income and Other".

REGIONS | 28

Treasury Management & Payments

Strategic Investments Continue to Drive Growth - on Target for another Record Year

GENERATING
Consistent Sustainable
Long-term Performance

Treasury Management & Payments Revenue[1]


8% CAGR
2020
2021
2022
2023
2024
2025
2026 YTD(1)

+6% Treasury Management YTD Revenue[2]

+8% Portfolio of Treasury Management Clients[3]

+12% Trade Finance NIR[4]

Earning Recognition for Excellence

2025 Datos Impact Award in Commercial Banking & Payments
Best Innovation in Product Development for
Regions Embedded ERP Finance

Cash Management Innovation: Clip Money

Regions is the first bank to launch this partnership with **Clip Money**, expanding commercial cash management capabilities to more than 8,100 locations nationwide. This solution helps businesses modernize cash deposits with greater convenience, visibility, security and control, while advancing Regions' broader strategy and continued investments in payments modernization and cash management innovation.[5]

Continually Investing in Payments

Enhancing **Embedded ERP Finance**, which allows clients to access and review financial accounts and data in real-time within their ERP platforms, by developing payment capabilities including wire transfer, ACH, and RTP

Simplifying cash management for small to mid-size businesses with **CashFlow IQ**, offering accounts payable, accounts receivable, invoicing, and bill payment solutions

Improving client refund, rebate and other payment distribution efficiencies with **ReimbursePro** by enabling fast, secure delivery through recipients' preferred channels

Leveraging cutting-edge automation to transform remittance processing and accelerate payment reconciliation for healthcare clients with the launch of **Healthcare Receivables Services powered by MediStreams**

(1) $'s in millions, as of 9/30/26. (2) YTD Treasury Management Revenue Growth, September '26 to September '25. (3) YoY Client Growth, September '26 to September '25. (4) Trade Finance NIR +12% YTD, as of 9/30/26.
(5) Partnership with Clip Money announced October 27, 2026.

REGIONS | 29

Wealth Management

Specialized expertise and tailored investment guidance to manage and grow wealth

GENERATING **Consistent Sustainable Long-term Performance**



Wealth Management NIR(1)
($ in millions)
9.1% CAGR
$322
$79
$243
$337
$84
$253
$382
$104
$278
$419
$122
$297
$451
$138
$313
$495
$157
$338
$544
$182
$362
2019
2020
2021
2022
2023
2024
2025
Investment Management & Trust Fees
Investment Services Fee Income

Growing our Wealth Management Business[2]

- **+5%** Total Client Assets[3]
- **+9%** Total WM Relationships[4]
- **+5%** WM NIR[1]

The Value We Bring To Our Clients

Every client is unique and deserves a tailor-made path to confidently reach their evolving financial goals. Wherever you are, and wherever you are going, we offer a dedicated team, specialized expertise, and investment guidance to help you manage and grow wealth.

- Managing Wealth for Individuals and Institutions
- Advice & Guidance / Planning / Consultative Approach
- **Solutions**: Wealth Planning, Retirement Planning, Trust & Estates, Digital Investing, Natural Resources & Real Estate, Philanthropic Solutions, Investment Management, Funeral Trust, Custody, Escrows, Corporate Trusts, Business Succession, Brokerage and Life Insurance

The Client & Advisor Experience

Regions Investment Services Voice of the Client results reinforce strong client satisfaction and advisor engagement

- Overall Satisfaction scores were high with **4.67/5.00**
- **86%** of clients rated their advisors **5-stars**
- Clients who engaged in recent planning conversations reported stronger outcomes across all measures

Advisor Enablement & Productivity Improvements

- Launched a new weekly market insights initiative that provides advisors with market commentary and client communication guidance to support timely client outreach and to help promote investment conversations

(1) WM NIR does not include the top of company portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the WM segment. (2) 3Q26 vs. 3Q25 unless otherwise noted. (3) Client Assets consists of AUA, Brokerage Assets and Annuity Assets. (4) Total WM Relationships consists of Total Private Wealth Households, Institutional Accounts, and Investment Services Accounts.

REGIONS | 30

31 Mortgage Remains a key component of fee revenue (1) Mortgage Bankers Association – Oct 2026 Forecast. (2) Includes residential owned portfolio and serviced for others. (3) MBA/Stratmor PGR 1H2026. Mortgage Income ($ in millions) Strong Performance Industry-Leading Low-Cost Servicer Delivery Efficiency • Mortgage Income: $97M 3Q26 YTD; $158M FY25 • Portfolio 757 Avg. FICO | 52% current LTV • $393K Avg. New Loan Size • Production exceeds market in percentage of purchase production volume at 80% in 3Q26 vs 73% for the industry(1) • $92B servicing portfolio(2) as of 3Q26 with appetite for future growth • $11.5B in MSRs acquired YTD with bulk and flow purchases • Importance of Scale: Servicing fees help offset production declines in elevated rate cycles • Servicing expense 21% lower than peer average(3) • 15% lower origination and fulfillment cost than peer average(3) • Investing in omnichannel capabilities • Partnership with retail bank is competitive advantage $137 $163 $333 $242 $156 $109 $146 $158 $97 Production Revenue Servicing and MSR/Hedge Revenue 2018 2019 2020 2021 2022 2023 2024 2025 2026 YTD

Non-Interest Expense

GENERATING
Consistent Sustainable
Long-term Performance


Non-Interest Expense
($ in millions)
$1,103
$1,121
$1,118
57.2%
58.3%
56.2%
3Q25
2Q26
3Q26
Non-interest expense
Efficiency ratio


Adj. Non-Interest Expense(1)
($ in millions)
$1,111
$1,116
$1,118
56.9%
56.9%
55.8%
3Q25
2Q26
3Q26
Adjusted non-interest expense (1)
Adjusted efficiency ratio (1)


Adj. Non-Interest Expense(1)
($ in millions)
2.8% CAGR
$3,387
$3,419
$3,434
$3,443
$3,541
$3,698
$3,886
$4,262
$135
$4,227
$22
$4,331
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
Adjusted non-interest expense (1)
Include expenses associated with acquisitions (2)
Incremental operational losses

QoQ Highlights & Outlook

- NIE was relatively stable on both a reported and adjusted[1] basis
- S&B remained well controlled, as increases in base salaries and revenue-based incentives were offset by lower market value adjustments for supplemental employee benefit liabilities
- Continued investments in technology and infrastructure drove a 6% increase in equipment and software expense
- Continue to expect FY26 adjusted NIE (inclusive of investments) to be up 1.5 – 3.5% vs FY25; Anticipate generating FY adj. positive operating leverage[3]

(1) Non-GAAP; see appendix for reconciliation. (2) 2Q20 acquisition of Ascentium Capital and 4Q21 acquisitions of EnerBank, Sabal Capital Partners, and Clearsight Advisors. (3) See appendix for further information on the forward-looking guidance provided by the Company with respect to this non-GAAP measure.

REGIONS | 32

33 Efficiency Ratio vs. Peers 3Q26 Efficiency Ratio vs. Peers FY 2025 Efficiency Ratio vs. Peers 51.6% 53.1% 54.1% 54.3% 55.0% 55.5% 56.2% 56.6% 57.1% 58.6% 60.2% 60.6% 61.2% 63.0% Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 RF Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 Peer 13 54.6% 56.0% 56.4% 56.9% 56.9% 57.3% 57.8% 58.5% 59.7% 59.8% 61.6% 62.6% 63.4% 64.4% Peer 4 Peer 7 RF Peer 3 Peer 5 Peer 2 Peer 1 Peer 8 Peer 6 Peer 9 Peer 13 Peer 11 Peer 12 Peer 10 (1) Efficiency ratios per S&P Global Market Intelligence. Peers include CFG, FITB, FCNCA, FHN, HWC, HBAN, KEY, MTB, SSB, PNC, TFC, USB, ZION.

Diversified Lines of Businesses

GENERATING
Consistent Sustainable
Long-term Performance

Consumer Bank

- Retail Banking Services
  - Deposit
  - Debit & Credit Card
  - Home Equity
  - Secured & Unsecured Lending
  - Small Business
- Mortgage
  - Retail and Consumer Direct
  - Mortgage Servicing
- Home Improvement Financing

Corporate Bank

- Commercial
- Corporate & Institutional
  - Corporate
  - Real Estate
  - Capital Markets
- Treasury Management
- Specialty Lending Businesses
  - ABL
  - Ascentium Capital
  - Equipment Finance

Wealth Management

- Private Wealth Investment Management, Banking & Trust Services
- Institutional, Corporate, & Philanthropic Investment Consultant Services
- Investment Solutions for Retail Clients

3Q26 Pre-tax pre-provision income(1)


7%
42%
$855M
51%

3Q26 Average loans


2%
33%
$99B
65%

3Q26 Average deposits


6%
2%
30%
$129B
62%

Consumer | Corporate | Wealth Management | Other

(1) Pie %'s exclude the pre-tax pre-provision income from the Other Segment totaling ($18). The Other Segment consists primarily of unallocated Treasury functions (securities portfolio and wholesale funding activities), as well as certain reconciling items necessary to translate management accounting practices into consolidated results.

REGIONS | 34

Consumer Bank

High Performing, Proven Consumer Business Creating Value for Customers and Shareholders

GENERATING
Consistent Sustainable Long-term Performance

10,364 Associates	**1,246** Branches	**1,775** ATMs
4.2M Consumer Customers	**366K** Small Businesses	**380K** Mortgage Customers

All figures as of 3Q26

Regions has served the Southeast for over 170 years:

~2/3rd	Top 5 Market share in ~2/3rd of MSAs across 15-state footprint(1)
#1	Deposit Cost vs. Peers
15	Top 5 Branch share in 15 of our top 20 markets

How our model wins

1. **Primacy-based acquisition strategy** leads to granular, low cost deposits and NIR
2. **Industry leading customer experience across channels** delivers long tenured, primary relationships and high customer loyalty
3. **Focused lending to homeowners** drives attractive returns and discipline credit performance
4. **Local and people focused culture** drives differentiated reputation and market dominance and differentiates us from competition

Competitive Advantage		Business Outcomes
Long standing presence in markets	→	Presence in markets averaging 74 years
Enduring organization	→	20+ years without disruption
Differentiated experience	→	Top decile customer experience
Strategic market positioning	→	SEC; Nashville Predators
Technology & AI innovation	→	Modern core and proprietary AI tools driving efficiencies and growth

(1) Source: S&P Cap IQ. Top 30 market share as defined by deposit dollars - FDIC as of 6/30/2026; pro-forma for announced M&A transactions as of 10/26/2026. Top 5 share based on MSA and non-MSA counties.

REGIONS | 35

Consumer Banking Group

Driving growth and customer engagement through strategic investments

GENERATING **Consistent Sustainable Long-term Performance**

Continuing to Deliver Strong Results

Maintained competitive deposit rates **driving balance growth of 1% YoY** while preserving our **industry leading deposit costs of 82bps YTD**

Small Business performance continues to grow; Net checking increased 1.2% YTD; lending production up 46% YTD; new merchant partnership 7% increase in referrals YTD

Home equity production up 20% YoY with improved utilization; 3Q production achieved the **highest level since 2022**

New credit card accounts up 10% YoY, **highest since 2019**; increased penetration among existing customers

Credit card spend YTD growth of 8% driven by account growth and higher spend per account

Disciplined credit risk management; 3Q26 **Net charge-offs of 65bps**; Down 9bps YoY

Delivering Solid Customer Satisfaction & Loyalty

JD Power[1] ranked Regions Bank No. 1 in Customer Satisfaction for Small Business Banking in the JD Power 2026 U.S. Small Business Banking Satisfaction Study

JD Power[2] ranked Regions Bank No. 1 in Customer Satisfaction among Regional Bank Websites in the JD Power 2026 U.S. Online Banking Satisfaction Study

Regions Bank earned the **No. 2 spot on American Banker's** list of top banks by reputation for the second consecutive year

Regions Bank has been recognized as a **Fannie Mae STAR™ performer** for the 9th consecutive year

Top-decile in customer loyalty per Gallup

4.9 out of 5 Mobile app star rating[3]

Strategic Investments Across The Business

Launched **personalized insights**, a new feature that delivers tailored financial insights, proactive notifications, and actionable insights based on real-time account activity

Branch build site searches in progress across the footprint, targeted in **high-growth priority markets**. Several **preferred sites secured**, with additional sites identified and under negotiation

Increased Mass Affluent market share as mass affluent households grew 9% YoY

Full roll out of **AI branch coaching tool** launched with over 16,000 practice simulations

Returned over 250K hours of banker capacity through process simplification and automation, so bankers can focus more on serving customers

(1) Regions Bank received the highest score in the JD Power 2026 U.S. Small Business Banking Satisfaction Study, which measures small business owners' satisfaction with their primary business bank. Visit jdpower.com/awards for more details. (2) Regions Bank received the highest score among regional banks ($60B to $199B in deposits and 200+ branches) in the JD Power 2020-2022, and 2024-2026 (tied in 2026) U.S. Online Banking Satisfaction Studies, which measure customer satisfaction with financial institutions' online experience for banking account management. Visit jdpower.com/awards for more details.

REGIONS | 36

37 Branch Network Strategy Delivering a world-class branch experience through targeted growth • Execute a disciplined approach of 135-150 new locations in footprint, balancing new branch builds, relocations, and optimization of underperforming sites to enhance network productivity - resulting in a similar size network • Prioritize investments in high-growth, priority markets, with impacts extending across the entire footprint, positioning Regions as the market leader among competitive market entrants • Branch build site searches in progress across the footprint, targeted in high-growth priority markets. Several preferred sites secured, with additional sites identified and under negotiation • Modernize existing branch network, creating a welcoming, advice-oriented branch experience that customers expect from Regions as their hometown bank Strategic Priorities 135 to 150 Branch Builds 1,000 + Renovations Investing in High-Growth Priority Markets Targeted Expansion and Network Optimization

Corporate Banking Group

A diverse engine for growth and long-term performance

GENERATING Consistent Sustainable Long-term Performance

~61,000 Client Relationships [1]

2,824 Associates [1]

170 Local Offices

Clients	Coverage
Commercial Banking [2]	
Emerging Commercial $5M - $20M	Local and Dedicated Relationship Managers + Digital
Middle Market $20M to $500M	Local and Dedicated Relationship Managers + Industry & Product Specialists
Corporate & Institutional Banking [3] Corporate Banking, Real Estate Banking, Capital Markets	
Large Corporate $500M - $2B	Dedicated Coverage Bankers + Industry Specialists & Strategic / Capital Advisory

How our model wins and differentiates us



Out-Local National Banks
Our strategy begins and ends with
Our People
Deeply-Embedded in Local
Tenured Teams & Clients
Brand Stability & Reliability
Process
Relationship-Led
Local Decisioning
Industry-Relevant Expertise
Powered By
Technology
Over 5 years of AI
Customizable Solutions
Comprehensive Capabilities
Out-Scale Regional Competitors

We bring deep local relationships backed by large bank capabilities

(1) As of 3Q26, Includes Ascentium Capital; (2)Private Companies, Includes Governments, Not-For-Profits; (3) Public & Private Companies, Includes public and privately owned professional real estate companies, developers, and investors

REGIONS | 38

Corporate Banking Group

Driving continued long-term performance for our clients & our shareholders

GENERATING **Consistent Sustainable Long-term Performance**

Soundness

Active credit risk and portfolio management remains a top priority

- 3Q26 **NPLs decreased** 13bps to 0.78%
- 3Q26 **Net charge-offs decreased** 20bps to 12bps
  - Core Business 5bps
  - Ascentium 174bps

Diversified Commercial Real Estate portfolio(1) that represents 17% of total loans outstandings:

- **Office** 0.8% of total loans outstanding

Asset quality in **portfolios of Interest** (CRE, CRE-Office and Transportation) continue to improve.

Enhancing client soundness with **risk mitigation** solutions and education

Profitability

Total Revenue increased **5%** vs prior year, driven by growth in Loan & Deposit balances, Capital Markets, and Treasury Management

Grew **Non-Interest Revenue 7%** YoY reflecting **record** quarters for TM and Capital Markets (including strong contributions from Frazier Lanier)

- TM revenue **up 8%** YoY driven by a **170bps** increase in penetration and **8%** growth in TM relationships(2)
- **Frazier Lanier** revenue **exceeding expectations** since July acquisition

Non-Interest Expense management remains a top priority with 3Q26 **Efficiency Ratio** of 42.7%

Growth

Grew average loan balances **6%** YoY in 3Q26, with commitments **up 6%** YoY, reflecting momentum in our local, expertise-driven relationship model, and ongoing investments in revenue-producing talent.

Expanded Specialized Industries Group with the Launch of a **Materials and Infrastructure Group**

Expanded Corporate Banking capabilities with the launch of **Regions Whole Loan Advisory,** designed to help financial institutions buy, sell and manage whole-loan portfolios

Delivered **30%**(3) growth in new commercial logos YTD, reflecting strategic focus on emerging commercial and middle market segments

(1) Total loans is representative of total bank, as of 9/30/2026. (2) YoY Client Growth, Sept '26 to Sept '25, excludes Branch Small Business. (3) Growth YTD Sept '26 vs YTD Sept '25.

REGIONS | 39

40 Wealth Management Specialized expertise and tailored investment guidance to manage and grow wealth 1,280 Associates 241K Total Relationships(1) $191.7B Total Client Assets (1) Total Relationships consists of Total Private Wealth Relationships, Institutional Accounts, Highland Accounts, and Investment Services Accounts; reported on a one-month lag How Our Model Wins Invest in people, elevating our brand, onboarding respected talent, and improving productivity Invest in high-opportunity geographies by capitalizing on priority markets Improve the client experience through ongoing innovation 209K Accounts Mass & Mass Affluent HNW to UHNW Individuals & Families Corporations & Government Entities 17K Relationships 14K Accounts Investment Services Private Wealth Management Institutional Services All figures as of 3Q26

Wealth Management Group

Focus on execution & investments to optimize the client and associate experience

GENERATING **Consistent Sustainable Long-term Performance**

Customer Experience & Communication

Completed the second wave of the **Regions Investment Services VOC survey**, reinforcing strong **client satisfaction** and **advisor-client engagement**

Continuing to grow digital and social media outreach, **generating ~68M impressions**

Expanded thought leadership through **9** media appearances by our Chief Investment Officer on CNBC, Fox Business, SiriusXM, and other outlets

Launched a new market insights communication program to **provide timely client-facing market commentary** and outreach materials to **support advisor-client conversations**

Delivered Strong Results

Regions Private Wealth Management received the Datos Insights Wealth Management Impact Award for **Best Innovation in Financial Planning**

Non-Interest Revenue[(1)] in 3Q26 grew **~$7M** YoY, driven by strong IM&T production, increased assets, and improved market conditions

Growing Net Income Before Taxes with an 3Q26 increase of ~8% YoY, driven by growth in Total Revenue

Assets Under Management increased ~$6.5B YoY driven by IM&T Sales and improved equity market conditions

Strategic Investments & Data Analytics

Piloted the Asset Map tool with 100 Financial Advisors ahead of its full launch in 4Q26, helping advisors **uncover opportunities** to address broader client financial planning needs

Investing in talent by growing number of Wealth Advisors & Financial Advisors **5% YoY**

Continued to **enhance OneView and Bridge** CRM capabilities for **improved client interaction tracking** and **relationship management effectiveness**

Improved analytical capabilities through automation of reporting, dashboard modernization, and self-service reporting that **provide more timely business insights**

(1) NIR includes the top of company portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the WM Segment.

REGIONS | 41

Loans

Relationship-driven growth supported by healthy client demand

GENERATING
Consistent Sustainable
Long-term Performance

Average Loans & Leases

($ in billions)


$96.6
$32.8
$63.8
3Q25
$98.7
$32.1
$66.6
2Q26
$99.2
$31.9
$67.3
3Q26

Ending Loans & Leases

($ in billions)


$96.1
$32.7
$63.4
3Q25
$99.2
$32.0
$67.2
2Q26
$99.8
$31.8
$68.0
3Q26
Consumer Loans
Business Loans

QoQ Highlights & Outlook

- Avg and ending loans increased modestly
- Avg business loans increased 1%, while avg consumer loans declined modestly
- Broad-based C&I lending activity continued to drive growth, led by government & public sector and wholesale & financial services
- Growth remained concentrated in investment-grade clients, with encouraging production across emerging commercial and middle-market businesses
- Investments in bankers, capabilities, and key markets continue to drive new client acquisition and deepen existing relationships
- Client sentiment remains constructive, with pipelines and commitments up 19% and 6% YoY
- Continue to expect FY26 avg loan balances to be up low single digits compared to FY25

REGIONS | 42

43 $51.9 $5.1 $0.3 $7.9 $2.1 Commercial and Industrial CRE Mortgage - OO CRE Construction - OO IRE - Mortgage IRE - Construction 3Q26 Average Loan Composition $19.4$5.5 $5.5 $1.5 Mortgage Home Equity Other Consumer Consumer Credit Card Average Consumer Loans ($ in billions) $31.9B Average Business Loans ($ in billions) $67.3B

44 Consumer Lending Portfolio • Avg. origination FICO 757 • Current LTV 52% • 99% owner occupied • 3Q26 QTD NCO 0.01% • Avg. origination FICO 763 • Current LTV 39% • 55% of portfolio is 1st lien • Avg. loan size $36,484 • $88M to convert to amortizing or balloon during 2026 • 3Q26 QTD NCO (0.02%) • Avg. origination FICO 782 • Avg. new loan $12,086 • 3Q26 Yield 7.83% • 3Q26 QTD NCO 1.54% • • Avg. origination FICO 776 • Avg. new line $10,301 • 3Q26 Yield 13.58% • 3Q26 QTD NCO 3.85% 5% 5% 5% 5% 11% 6% 7% 14% 9% 81% 68% 78% 2% 2% 2% Cons R/E secured Cons non-R/E secured Total consumer Not Available Above 720 620-680 Below 620 681-720 Consumer FICO Scores(1) (1) Refreshed FICO scores as of 09/30/2026. Consumer R/E secured balances comprise 78% of the Consumer portfolio while Consumer non-R/E balances comprise 22% of the Consumer portfolio. (2) Regions' Home Improvement Financing was formerly known as EnerBank. Residential Mortgage Consumer Credit Card Home Equity Home Improvement Financing(2)

Ascentium & Home Improvement Financing

GENERATING
Consistent Sustainable Long-term Performance

3Q26	Ascentium Capital	Home Improvement Financing
3Q Average Balances	$2.7B	$4.6B
3Q Portfolio Yield	8.4%	7.8%
3Q Going-on Yield	7.9%	8.8%
3Q NCOs	1.74%	1.54%

Ascentium Capital[1]

Origination Growth

- Since acquisition, Ascentium Capital has grown by 42%[3]
- 75% of branches are actively offering Ascentium solutions
- Contributing to strategic growth are transactions originated through cross-marketing relationships with Commercial Banking, Branch Small Business, and Home Improvement Finance
- 46% of new business is booked within the footprint providing opportunities to drive new customer acquisition, deepen relationships, and grow deposit balances

Credit

- Instilled risk based pricing
- NCOs remain range bound and are 39 bps lower than 2025

Production

- 3Q26 production is up 6% over 3Q25

Home Improvement Financing[2]

Credit

- Prime/Super-prime focus has resulted in a strong portfolio credit profile; average FICO of 759

Growth Opportunities

- Continue to focus efforts on leveraging relationships across the organization to drive growth opportunities through referrals and enhanced value proposition.

Strong Pipeline

- Strong existing relationships provide a base of consistency while continuing to focus on adding high quality independent contractors and program sponsors.

Production

- 3Q26 loan production continues to be challenged by competitive and economic pressures. The high cost of home improvement jobs coupled with higher financing costs remain headwinds for growth, while prudent risk management and pricing discipline ensures that loan origination is resulting in high-quality, profitable loans.

(1) Key acquisition portfolio metrics were provided with the company's original announcement on Form 8-K dated February 27, 2020. (2) Regions' Home Improvement Financing previously known as EnerBank. Key acquisition portfolio metrics were provided with the company's original announcement on Form 8-K dated June 8, 2021. (3) Represents ending loan balance from June 2020 to September 2026.

REGIONS | 45

46 All Other Commercial 3.4% Investor Real Estate 15.0% Financial Services 13.7% CRE Unsecured, including REITs 10.9% Govt. & Education 10.4% Consumer Services 7.8% Technology Services 5.4% Manufacturing 8.0% Energy 2.5% Agriculture .2% Utilities 3.7% Business Services 7.0% Distribution 7.0% Healthcare 5.0% Highly Diversified Business Portfolio (Outstanding balances as of September 30, 2026) $68.0B(1) (1) CRE Unsecured consists 64% of REITs. (1)

NDFI & Private Credit - Stable Composition and Solid Credit Quality

Diversified, investment-grade portfolios aligned with Regions' core markets and industries

GENERATING
Consistent Sustainable
Long-term Performance



Consumer Credit & Mortgage Intermediaries (5%)
Private Equity Subscription Lines (14%)
$654
$1,791
$3,244
$1,549
$5,497
9/30/2026(1)
$12.7B
12.8% of Total Loans
~72% Investment Grade
Specialty Finance Companies (26%)
Loans to Private Credit(2) (12%)
Other (43%)

Other (43%)
- Unsecured Equity REITs
- Insurance Companies
- Equipment Leasing
- Supply Chain Finance

Specialty Finance Companies (26%)

Loans to Private Credit[2] (12%)
- Structural protections in place, such as advance rate and borrowing base analysis, covenants, and frequent reporting requirements
- ~80% Investment Grade

Business Credit Intermediaries (38%)
Asset Secured, Recourse Business Credit

(1) Non-Depository Financial Institutions (NDFI) $ in Millions is an estimate and based on Call Report Schedule RC-C definition. (2) Defined as Regions' Indirect Leverage Lending, Non-Recourse ABL/Factoring, and Asset-Backed Finance to Funds or Business Development Companies managed by Large Asset Managers.

REGIONS | 47

48 Commercial Real Estate (Outstanding balances as of September 30, 2026) Highly Diversified Portfolio (IRE including Unsecured CRE) (1) Excludes $5.4B of Owner-occupied CRE whose source of repayment are individual businesses, and whose credit performance resembles Commercial during periods of stress. (2) Based off 06/30/2026 Risk Based Capital estimate. Supervisory limits in the December 2006 joint regulatory issuance "Guidance on Concentrations in Commercial Real Estate Lending, Sound Risk Management Practices". Residential Land 0.6% Other 4.3% Hotel 4.4% Healthcare 6.9% Retail 7.7% Business Office 4.4% Res. Homebuilders 7.3% Self Storage 1.2% Condo 0.1% Data Center 4.7% Diversified 9.4% Industrial 13.6% Medical Office Building 5.1% Commercial Land 0.1% Apartments 30.2% $17.6B $ in billions % of Total Loans Unsecured CRE (incl. REITs) $ 7.4 7.4 % IRE $ 10.2 10.2 % Total(1) $ 17.6 17.6 % Yearly Loan Maturities 1% 9% 31% 29% 16% 8% 6% Multi-Family Office Other Real Estate Total Real Estate Matured 2026 2027 2028 2029 2030 >5years $— $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 Data Center 15% Diversified 9% Apartments 7% Hotel 11% Industrial 24%Other 6% Healthcare 6% Self Storage 4% Retail 18% REITs within Total: $5.3B Key Portfolio Metrics • Unsecured loans for RE purposes generally have low leverage, with strong access to liquidity ◦ 60% of REIT outstanding balances are investment grade, which provides loss insulation to the overall portfolio ◦ Balance of remaining unsecured is primarily to institutional RE Funds backed by predominantly IG sponsors • Total IRE (incl unsec. CRE) to Risk Based Capital(2): 112% and Construction, Land, and Acq. & Dev. to Risk Based Capital: 17% are well below supervisory limits (300%/100%)

CRE- Office Portfolio

(Outstanding balances as of September 30, 2026)

GENERATING
Consistent Sustainable
Long-term Performance

Key Portfolio Metrics[1]	
Balances	$773
% of Total Loans	0.8%
NPL	$134
NPL / Loans	17.3%
Charge-offs	$1
Charge-offs / Loans	0.1%
ACL	$55
ACL / Loans	7.1%

Investor Real Estate Office Portfolio Overview


18%
82%
Class A
Class B
56%
44%
Multi-Tenant
Single Tenant
20%
80%
Suburban
Urban

ACL Rates		
Single Tenant	Multi Tenant	Miscellaneous[4]
6.9%	8.5%	3.2%

Ongoing Portfolio Surveillance

- Business Offices secured = 99% / unsecured = 1%
- IRE WA LTV 68% (based on appraisal at origination or most recent received); Stressed IRE WA LTV 85% using GreenStreet[2]
- 66% of secured outstanding IRE balances are located in the South of which 86% is Class A
- Investment Grade tenants make up 75% of Single Tenant IRE balances
- $508M or approximately 66% of total Office balances will mature in the next 12 months[3]

(1) $ in Millions. Amounts include IRE and CRE Unsecured loans but exclude Held For Sale loans. Metrics represent 9/30/2026 results except for charge-offs, which reflects results for the 9 months ended September 30, 2026, annualized, based on average balances. NPL & ACL percentages are based on Portfolio totals. (2) Stressed LTV based on GreenStreet's Commercial Property Price Index as of October 6, 2026; applied the "Recent Peak" discount to properties where the latest appraisal is >1 year (33% discount); applied the "Past 12 Months" discount to properties where an appraisal occurred within the last year (0% discount). (3) Includes matured balances. (4) Comprised of REITs and business banking borrowers.

REGIONS | 49

50 Transportation - Trucking (Outstanding balances as of September 30, 2026) (1) $ in Millions. Metrics represent 9/30/2026 results except for charge-offs, which reflects results for the 9 months ended September 30, 2026, annualized, based on average balances. NPL & ACL percentages are based on Portfolio totals. Metrics are inclusive of the Ascentium portfolio. Key Portfolio Metrics(1) Balances $1,020 % of Total Loans 1.0% NPL $43 NPL / Loans 4.2% Charge-offs $33 Charge-offs / Loans 4.0% ACL $83 ACL / Loans 8.2% • The Trucking market continues to be driven by carrier exits, driver shortages, and regulatory pressures, resulting in higher spot rates and improving carrier profitability • Trucking capacity remains constrained following an extended period of carrier exits and regulatory pressures, supporting elevated freight rates and increased pricing power for carriers • While the freight cycle has improved and spot-market fundamentals remain strong, the industry is still vulnerable to economic uncertainty and potential freight-demand slowdowns • New originations in the sector continue to be curtailed and those that are being considered are typically secured or targeted towards larger companies • Trucking balances have declined 20% year-over-year, and asset quality has continued to improve Ongoing Portfolio Surveillance

Deposits

Disciplined deposit management supported by a strong franchise

GENERATING **Consistent Sustainable Long-term Performance**

Average Deposits by Segment

($ in billions)



$129.6
$2.9
$7.3
$39.7
1.39%
$79.7
3Q25
$130.7
$2.4
$7.6
$40.1
1.18%
$80.6
2Q26
$129.1
$2.0
$7.5
$39.5
1.17%
$80.1
3Q26

Ending Deposits by Segment

($ in billions)



$130.3
$2.6
$7.6
$40.4
$79.7
3Q25
$130.7
$2.3
$7.4
$40.0
$81.0
2Q26
$129.5
$1.8
$7.4
$39.3
$81.0
3Q26
Consumer Bank
Wealth Mgt
Corporate Bank
Other(1)
Total Deposit Costs(2)

QoQ Highlights & Outlook

- Avg and ending deposits decreased modestly, primarily reflecting activity from a few large commercial relationships and expected seasonal public funds outflows
- Underlying commercial trends remain healthy, supported by growth in new accounts and commercial non-interest-bearing balances
  - Continue to manage ~$16B of excess commercial client balances through highly-liquid off-balance sheet investment solutions
- Retail deposits performed as expected, with new account growth partially offset by expected seasonal spending patterns
- Deposit costs remained well controlled through disciplined pricing and active balance sheet management
- NIB mix remained stable in the low 30% range
- Continue to expect FY26 avg balances to be up low single digits compared to FY25

(1) Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits). (2) IB deposit costs were 1.70%, 1.69%, and 2.01% in 3Q26, 2Q26, and 3Q25, respectively.

REGIONS | 51

Diversified Deposit Base

GENERATING Consistent Sustainable Long-term Performance

Insured/Uninsured Deposit Mix(1)(2)


Retail Uninsured
$8.3
Other
$0.1
Wholesale Non-Operational Uninsured
$13.5
Wholesale Operational Uninsured
$15.9
Less Stable Categories
Retail Insured
$78.2
$129.5B
Wholesale Insured
$4.0
More Stable Categories
Public Funds + Trust
$9.6

- ~71% of Total Deposits are covered by FDIC insurance or are collateralized (Public Funds or Trust)
- No single depositor exceeds 1% of total deposits
- Average Consumer NIB Account balance of ~$5K (as of 3Q26)
- >90% of consumer checking households include a high-quality checking account(3); further, >60% of consumer deposit balances are with customers that have been with Regions for 10 years or more

(1) $ in billions as of 9/30/2026. (2) Data and categorization reflects FR 2052a (Complex Institution Liquidity Monitoring Report) methodology. Consolidated insured and uninsured balances are estimated from bank-level data and include approximations for certain deposit types. Accordingly, amounts shown will vary from other bank-level disclosures. (3) High quality checking account estimates are based on multiple individual account behaviors and activities (e.g., balances and transaction levels).

REGIONS | 52

53 Deposit Advantage Well diversified deposit base vs. peers (1) As of 6/30/2026. Source: Bank Call Reports / SEC filings. Peers include CFG, FITB, FCNCA, FHN, HWC, HBAN, KEY, MTB, SSB, PNC, TFC, USB, ZION. ...Resulting in one of the highest mix of FDIC insured deposits amongst peers % of Total Deposits Insured By FDIC(1)% of Total Deposits Balance in Accounts Less than $250k(1) Regions holds a larger proportion of smaller deposit balance accounts when compared to the industry... 68% 63% 62% 62% 60% 57% 56% 56% 55% 54% 52% 51% 50% 48% Peer 2 Peer 5 Peer 9 RF Peer 4 Peer 10 Peer 6 Peer 7 Peer 3 Peer 8 Peer 1 Peer 11 Peer 13 Peer 12 53% 53% 51% 48% 48% 48% 46% 46% 45% 44% 43% 40% 39% 39% Peer 1 RF Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 Peer 13 • Regions ranks at or near the top vs. peers in several metrics measuring the retail/granular nature of our deposit base • These facts bear out in the advantaged beta/cost observed this cycle

Capital and Liquidity

Disciplined capital management supports growth and shareholder returns

GENERATING
Consistent Sustainable
Long-term Performance

Tier 1 Capital Ratio[1]


12.0%
11.8%
11.9%
3Q25
2Q26
3Q26

Common Equity Tier 1 Ratio[1]


10.9%
10.7%
10.8%
3Q25
2Q26
3Q26

Total Liquidity Sources

Position ($B) as of	3Q25	2Q26	3Q26
Cash at the Federal Reserve[2]	$ 9.0	$ 6.5	$ 7.4
Unencumbered Investment Securities[3]	26.2	26.3	25.1
Federal Home Loan Bank Availability	10.2	9.8	6.9
Discount Window Availability	23.1	25.9	24.8
Total	$ 68.5	$ 68.5	$ 64.2

QoQ Highlights & Outlook

- Declared 3Q common dividends of $255M and executed $95M in share repurchases
- Dividend payout target of 40-50% of earnings
- Common book value per share of $19.38 and tangible common book value per share of $12.65
- Total Liquidity Sources well above required levels as informed by internal liquidity stress testing
- Including capacity at the discount window, liquidity to uninsured deposits ratio is ~170%[4]

(1) Current quarter ratios are estimated. (2) Fed master account closing balance only. Does not include other small in transit / processing items included in Call Report or SEC reports. (3) Unencumbered Investment Securities comprise securities that are eligible as collateral for secured transactions through market channels or are eligible to be pledged to the Federal Home Loan Bank, the Federal Reserve Discount Window, or the Standing Repo Facility. (4) This ratio excludes intercompany and secured deposits.

REGIONS | 54

Capital Flexibility

Consistent, sustainable capital generation and expected regulatory changes support capital levels

GENERATING
Consistent Sustainable
Long-term Performance

Capital Management

- Regions continues to demonstrate strong organic capital generation
- Basel III Endgame expected to incorporate AOCI into capital calculation and implement broad revisions to risk weights
  - Rising interest rates in the quarter led to increases in unrealized losses in the securities portfolio and reduced CET1 inclusive of AOCI
  - Risk weight changes will reduce risk weighted assets
- Estimated Basel III Endgame CET1 is ~10%[(1)(2)], well above our 9.25% - 9.75% operating range[(3)] - Provides capacity to support growth and capital return
  - AOCI will normalize over time providing additional capital flexibility; continue to take action to limit capital volatility from AOCI

Capital Generation - Current Framework[(1)]



10.7%
0.5%
(0.2)%
(0.2)%
(0.1)%
10.8%
~ 30 basis points of quarterly capital generation after dividend
2Q26 CET1
Earnings
Dividend
RWA Growth
Share Repurchase
3Q26 CET1

Basel III Endgame Estimate[(1)(2)]



10.8%
(1.8)%
~0.9%
~10%
3Q26 CET1 - Current Framework
AOCI
RWA Changes[(5)]
3Q26 CET1 - Basel III Endgame

Expected Securities AOCI Burn Down and Impact to CET1[(4)]



$1,889
591
1,298
$1,812
570
1,242
0.06%
$1,510
491
1,019
0.29%
$1,209
413
796
0.52%
9/30/2026
YE 2026
YE 2027
YE 2028
AFS
HTM
CET1 Impact

(1) Current quarter ratio is estimated. Charts may not add due to rounding. (2) Non-GAAP; see appendix for reconciliation. (3) See appendix for further information on the forward-looking guidance provided by the Company with respect to this non-GAAP measure.
(4) After Tax AOCI on securities as of 09/30/2026 and flat RWAs. (5) Includes current approximate estimates of proposed revisions to Mortgage, Commercial, and Retail risk weights and credit conversion factors for unfunded commitments (subject to change).

REGIONS | 55

Capital Strength

Strong capital balances and organic capital generation position Regions well for full range of potential economic conditions

GENERATING
Consistent Sustainable Long-term Performance

Capital Resiliency

2026 CCAR Capital Degradation[1]



(1.1)%
(0.6)%
Peer Median
RF

Earnings Stability

- Organic capital generation provides a strong defense against potential losses
- PPNR as a % of average assets ranked highest among peers[3]
- Hedge program intended to protect NIM against falling interest rates has been highly effective

Post-Stress Capital[2]



10.6%
2.0%
8.6%
Peer 1
10.8%
1.6%
9.2%
Peer 2
10.4%
1.1%
9.3%
Peer 3
10.8%
1.1%
9.7%
Peer 4
10.8%
1.1%
9.7%
Peer 5
10.8%
1.0%
9.8%
Peer 6
11.8%
1.9%
9.9%
Peer 7
10.9%
0.6%
10.3%
RF
10.6%
0.3%
10.3%
Peer 8
Post-Stress CET1
CCAR 2026 Degradation

Pre-Tax Pre-Provision Income Coverage of Stressed Losses[3]



67.4%
Peer 1
72.0%
Peer 7
79.6%
Peer 2
81.4%
Peer 5
83.7%
Peer 4
87.6%
Peer 3
98.4%
Peer 6
101.5%
RF
109.4%
Peer 8

(1) CET1 degradation results from the Federal Reserve's modeled results for the Severely Adverse Scenario in 2026 Stress Test. (2) Post-Stress Capital calculated using 4Q25 reported CET1 and the Federal Reserve's modeled capital degradation in 2026 Stress Test. (3) PPI Coverage of Stressed Losses is calculated as the Federal Reserve's modeled 9-quarter PPI divided by 9-quarter Provision Expense in the 2026 Stress Test. Peers include CCAR participants: TFC, CFG, FITB, HBAN, KEY, MTB, USB, and PNC . Source: 2026 Federal Reserve Stress Test Results - June 2026

REGIONS | 56

57 Tangible Book Value Growth plus Dividends 3 and 5 yr CAGR excluding AOCI 3 Yr CAGR of TBV + Dividends 56.9% 19.6% 16.6% 15.5% 14.9% 14.9% 14.4% 14.0% 12.8% 12.5% 11.6% 11.2% 9.8% 5.6% Peer 1 Peer 2 Peer 3 RF Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 Peer 13 5 Yr CAGR of TBV + Dividends 74.9% 18.4% 18.3% 17.3% 16.0% 15.3% 14.8% 14.7% 14.3% 14.2% 14.0% 13.2% 12.0% 10.5% Peer 1 RF Peer 9 Peer 2 Peer 8 Peer 3 Peer 5 Peer 7 Peer 11 Peer 4 Peer 10 Peer 6 Peer 12 Peer 13 As of 12/31/2025. Peers include CFG, FITB, FCNCA, FHN, HWC, HBAN, KEY, MTB, SSB, PNC, TFC, USB, ZION.

58 Driving Shareholder Value Peer-leading dividend growth while actively managing share count Post-Financial Crisis Maximum 3Q26 Period Shares Outstanding (MM)(1) Shares Outstanding (MM)(1) Decline RF 1Q13 1,423 856 (39.8)% Peer 7 1Q17 211 145 (31.1)% Peer 1 2Q22 16 11 (29.8)% Peer 3 2Q14 539 401 (25.6)% Peer 8 3Q14 560 426 (24.0)% Peer 9 2Q11 1,929 1,559 (19.2)% Peer 5 2Q22 178 145 (18.6)% Peer 10 4Q22 572 474 (17.1)% Peer 12 4Q20 1,362 1,226 (9.9)% Peer 2 4Q19 88 81 (8.7)% Peer 6 2Q25 102 97 (4.3)% Peer 4 1Q12 957 917 (4.2)% Peer 11 3Q25 1,111 1,064 (4.2)% Peer 13 2Q26 2,048 2,047 (0.1)% 5 Yr Dividend Growth CAGR 34.9% 13.1% 12.0% 9.9% 7.0% 6.4% 6.1% 4.8% 3.4% 3.3% 2.5% 2.1% 1.6% 0.7% Peer 1 Peer 2 RF Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 Peer 13 Source: S&P Capital IQ. Dividend growth CAGR calculated as of 3Q26 through 3Q21. Peers include CFG, FITB, FCNCA, FHN, HWC, HBAN, KEY, MTB, SSB, PNC, TFC, USB, ZION. (1) Weighted-average diluted shares outstanding.

Tangible Common Equity

Capital supported by sustainable, through-the-cycle, revenue

GENERATING
Consistent Sustainable
Long-term Performance

- Tangible Common Equity to Tangible Assets is a simple metric monitored alongside broader capital metrics. Key considerations:
  - **Volatility:** TCE is sensitive to interest rate moves – Market value of securities and cash flow hedging portfolios are captured, but generally offsetting deposit value changes are not
  - **Cash Flow Hedging:** Key tool in interest rate risk management which supports stable earnings through the cycle and efficient capital management
  - **Need for Broad Metrics:** Risk based metrics in addition to TCE are essential for comprehensive capital management
  - **Rate Environment:** Higher rates are generally beneficial to Regions through NIM expansion and increased deposit franchise value

Tangible Common Equity[1]


10%
9%
8%
7%
6%
8.69%
8.69%
8.52%
8.65%
8.62%
7.74%
7.80%
7.54%
7.55%
6.83%
3Q25
4Q25
1Q26
2Q26
3Q26
TCE Ratio
Adjusted TCE Ratio, ex-AOCI

(1) Non-GAAP, see Appendix for reconciliation.

REGIONS | 59

Empowered by Data & Innovation

Regions remains competitive by reserving ~10-12% of revenue for technology spend

GENERATING
Consistent Sustainable
Long-term Performance

Modernization and Innovation

Next Gen Platforms

Core Banking and Data platform modernization[1] effort to enhance customer experience and agility

AI-Driven Analytics

AI / ML Models that support client advice, analyze customer feedback and mitigate potential financial and client risks

Technology Practices / Ways of Working

Enabling engineers to quickly deliver secure, high-quality features that drive outcomes

Modern Authentication

Delivering secure, seamless digital experiences through adaptive authentication, identity intelligence, and continuous risk assessment

Enterprise Data Modernization

Investing in modern data platforms to enhance decision making capabilities

Key Technology Advances

Modern Infrastructure

- Fit-for-purpose infrastructure
- Expanding and Leveraging Cloud Services (AWS, Azure)
- [AI] ATLAS Gen AI Gateway
- Enhancing resiliency to ensure highly available, secure mission critical systems
- Expanding use of Event Driven Architecture to support Payments and Core Modernization



Investments in AI / GenAI

- [AI] ClientIQ - Call Planning Tool for Relationship Managers
- [AI] Secure AI Platform for Software Developers
- [AI] ROSIE – Personalized product and service offering anticipating customer needs
- [AI] rVoice – Integrated customer feedback aggregation & analysis


AI

Payments/Servicing

- Highly scalable payments platform processing over $4T per year
- Top 10 ACH Originator in the US
- Supporting digital-first payment experiences
- Self-service payment capabilities
- Reliable and safe payment offerings



New Mobile App

- Enhanced Navigation
- Personalized Insights
- Easily Manage Finances
- Better Account Maintenance
- Fast-growing user base
- Higher usage of Zelle and Virtual Assistant Chat features



API Enablement

- Digital marketplace to accelerate partner connectivity
- Engagement APIs to extend banking services into third-party experiences
- Secure, standards-based platform enabling Open Banking and Embedded Finance


API

[AI] AI/GenAI-Powered Solutions

(1) Deposit system pilot starts in late 2026; Client Migrations in 2027

REGIONS | 60

Core Modernization: Proven Execution, Future Value Creation

Successfully launching modern platforms today while creating foundation for future growth, efficiency, and innovation

GENERATING **Consistent Sustainable Long-term Performance**

Core Modernization Benefits

☑ Drive Growth

Enable faster product and pricing deployment, enhance marketing through advanced analytics, and expand partnerships with leading financial service providers.

☑ Advance Strategic Focus

Prioritize forward-looking initiatives including Artificial Intelligence, Data Strategy, Personalized Customer Experience, Finance Transformation, and Strategic Payments.

☑ Enhance Risk & Controls

Improve risk posture through automated workflows, real-time monitoring, and integrated controls within core platform, while reinforcing business continuity & disaster recovery.

☑ Accelerate Solution Delivery

Leverage a modern API architecture to enable faster internal development and embedded banking services across partner ecosystems such as retail platforms, FinTechs, and ERPs.

☑ Mature M&A Capabilities

Improve scalability and integration through optimized data conversion and streamlined operational processes.

Commercial Lending Modernization Successfully Delivered

Successfully launched June 1, 2026

☑ Modern commercial lending servicing platform; consolidation of multiple systems onto one platform

☑ Automated workflows and streamlined servicing

☑ Improved access to lending data and portfolio information

☑ Expanded API and integration capabilities

☑ Enhanced scalability and platform resiliency

☑ Modern data foundation supporting advanced analytics and AI initiatives

☑ Reduced reliance on legacy technology

REGIONS | 61

62 Compliance Assistance Virtual Experts Copilots (GitHub, Microsoft) Deployed to over 12,000 Associates Intelligent Doc Processing Leveraging AI to proactively detect, prevent, and remediate cybersecurity threats Launched ATLAS in 4Q 2025 • Enterprise-Grade, Governed AI Platform • Scalable Digital Foundation • Model-Agnostic AI Architecture • Operational Efficiency • Enterprise Scale Harnessing GenAI Foundational Building for Future Growth Active Generative AI Use Cases GenAI Use Cases will be categorized by Patterns Patterns: • Enterprise Knowledge Enablement • Intelligent Document Analysis • Developer Productivity Acceleration • Controlled Automation of Business Processes • AI-Assisted Insights for the Workforce • AI-Powered Cyber Defense Patterns help avoid fragmentation, enhance scalability & maintainability Generative AI Patterns Safe, Secure, Transparent Solutions Generative AI Strategy Guiding Principles: Human in The Loop Design Managed Risk Secure AI Platform Objective: Significant Value from GenAI • Increase Efficiency • Increase Revenue • Mitigation of Client Risk Drivers to Prioritize AI Use Secure AI Platform

Growth in Digital

GENERATING
Consistent Sustainable
Long-term Performance

Digital Usage

Mobile Banking Active Users *(Millions)*[1]



+5%
2.61
2.73
2.75
3Q24
3Q25
3Q26

Mobile Banking Log-Ins *(Millions)*



+22%
190
204
231
3Q24
3Q25
3Q26

Customer Transactions[2][3]



Non-Digital
Digital
25%
75%
22%
78%
19%
81%
3Q24
3Q25
3Q26

Transactions

Consumer Checking Account Acquisitions by Channel[4]



Digital
Branch
Contact Center
1%
79%
20%
1%
68%
31%
1%
69%
30%
3Q24
3Q25
3Q26

Zelle Transactions *(Millions)*



+50%
4.78
5.76
7.19
3Q24
3Q25
3Q26

Deposit Transactions by Channel



Mobile
ATM
Branch
44%
32%
24%
44%
33%
23%
42%
34%
24%
3Q24
3Q25
3Q26

Customer Satisfaction

Mobile App



Search
Regions Mobile
Finance
Get
Ratings & Reviews
4.9
out of 5
501K Ratings
Tap to Rate

Average 4.9 out of 5 rating from iOS app store users

New Native Mobile App launched. Customer feedback is strong, and usage of key functionality like Zelle and chat at all time highs, with customer chat volume up over 2X prior app levels.

Online Banking[5]

#1 in Customer Satisfaction for Regional Bank Websites for six of the last seven years and #2 in Customer Satisfaction with Mobile Banking Apps among Regional Banks



JDPOWER
REGIONS BANK

(1) Total number of unique customers who have successfully authenticated and logged into the mobile app at least once within the last 90 days of the quarter. (2) Digital transactions represent online and mobile only; Non-digital transactions represent branches, contact centers and ATMs. (3) Transactions represent Consumer customer deposits, transfers, mobile deposits, fee refunds, withdrawals, payments, official checks, bill payments, and Western Union. Excludes ACH and Debit Card purchases/refunds. (4) Additional security controls in digital channels placed in 4Q23. Active efforts to drive quality digital acquisitions are in-progress resulting in performance improvement vs 2024. (5)JD Power 2020-2022, and 2024-2026 (tied in 2026) U.S. Banking Online Satisfaction Studies; among banks with $60B to $199B in deposits and 200+ branches, which measures customer satisfaction with financial institutions' website experience for banking account management. Visit jdpower.com/awards for more details.

REGIONS | 63

Continuous Improvement in Risk Management

Our commitment to strengthening credit risk disciplines and intentional portfolio shaping over the past decade-plus leaves us well positioned for sound, profitable growth

GENERATING
Consistent Sustainable Long-term Performance

Strong Origination Disciplines Aligned with Comprehensive Risk Framework

- ☑ Enhanced risk framework through expanded controls, policies and procedures
- ☑ Invested in data, analytics and market benchmarks to provide early-warning indicators and dynamic industry outlooks
- ☑ Centralized credit products underwriting, servicing, and exposure management within specialized lending units and enhanced approval structure for higher-risk portfolios
- ☑ Advanced risk rating methodologies and stress testing capabilities
- ☑ Modified incentive plans and pricing frameworks to better promote risk-reward alignment

Active Portfolio Management and Non-Core Business Exits

- ☑ Derisked Commercial Real Estate Portfolio diversifying into less cyclical sectors
- ☑ Focused growth in higher quality relationships and segments including investment grade utilities, REITs, asset securitizations, and subscription lines, as well as Consumer Home Improvement Financing
- ☑ Actively reduced percent of portfolio comprised of leveraged loans and other higher risk segments
- ☑ Exited, reduced, or realigned portfolios (Oil Field Services, SoFi, GreenSky, Indirect Auto lending)
  - ☑ ***Office, trucking, and leveraged lending balances decreased 31%, 20%, and 16% YoY, respectively[(1)]***
- ☑ Exited non-core businesses including Regions Insurance and Morgan Keegan
- ☑ Enhanced interest rate risk management through proactive hedging strategies

Case Studies in Regions' Portfolio De-Risking



Construction and Land
2010
22%
2020
16%
2025
13%
% of Real Estate Loans
Investment Grade Equivalents
2010
20%
2020
29%
2025
39%
% of Business Loans
Oilfield Services
2010
36%
2020
17%
2025
16%
% of Energy Loans

(1) Based on outstanding balances as of Sept '26 vs Sept '25

REGIONS | 64

65 0.59% —% 0.50% 1.00% 1.50% 2.00% 2.50% 0.29% —% 0.50% 1.00% 1.50% 2.00% Historical Credit Profile Non-Performing Loans Total Net Charge-Offs 1Q20 3Q26 4Q221Q20 4Q22 3Q26 Average Pre-Pandemic 0.46% Average Pandemic 0.35% Average Pre-Pandemic 1.07% Average Pandemic 0.64% 1Q13 1Q13 Average Post-Pandemic 0.46% Average Post-Pandemic 0.75%

66 0.60% —% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 0.14%—% 0.50% 1.00% Consumer Net Charge-Offs(2) Commercial Net Charge-Offs(1) 1Q20 3Q26 4Q22 1Q20 4Q22 3Q26 (1) Includes C&I, CRE - OO and IRE. (2) The spike in Consumer net charge-offs in late 2013 was associated with the move of ~$700M primarily accruing troubled debt restructured residential first mortgage loans to held for sale resulting in ~$150M of charge-offs. The spikes in 3Q22 and 4Q23 were associated with the fair value marks taken on the sales of ~$1.2B and ~$300M consumer unsecured loan portfolios resulting in $63M and $35M of incremental charge-offs, respectively. Average Pre-Pandemic 0.27% Average Pandemic 0.25% Average Pre-Pandemic 0.78% Average Pandemic 0.53% 1Q13 1Q13 Historical Credit Profile Average Post-Pandemic 0.35% Average Post-Pandemic 0.67%

67 QoQ Highlights & Outlook • 3Q annualized NCOs decreased 13bps to 29bps • NPL ratio declined 8bps to 59bps, while the business services criticized ratio declined 30bps to 4.71% of business loans • Provision of $68M; ACL ratio declined 2bps to 1.61%; NPL coverage remained strong at 275% • Continue to expect FY26 NCOs to be between 40 - 50bps, trending toward the low end of the range Asset Quality Trends reflecting strength and resiliency of customer base $1,713 $1,613 $1,609 1.78% 1.63% 1.61% 226% 241% 275% ACL ACL/Loans ACL/NPLs 3Q25 2Q26 3Q26 $135 $102 $720.55% 0.42% 0.29% NCOs NCOs Ratio 3Q25 2Q26 3Q26 $758 $668 $585 0.79% 0.67% 0.59% NPLs - excluding LHFS NPL/Loans 3Q25 2Q26 3Q26 (1) $ in Millions. Net Charge-Offs(1) Allowance for Credit Losses (ACL)(1) Non-Performing Loans (NPLs)(1)

68 QoQ Highlights • 3Q allowance was essentially flat compared to the prior quarter, decreasing $4M and resulting in a $68M provision expense. The slight decrease in the ACL and an increase in loan balances resulted in a reduction in the ACL % from 1.63% to 1.61% • The change in ACL resulted from: ◦ Portfolio net decrease driven primarily by improved credit quality and the net effect of growth in high- quality loans and runoff in higher-risk portfolios ◦ Economic/Qualitative net increase driven primarily by macroeconomic uncertainty with consideration of interest rate and oil shock scenarios ◦ The net change in ACL from Specific Reserve borrowers was relatively flat, with decreases due to payoffs offset by new non-performing loans $1,613 $(16) $9 $3 $1,609 Allowance for Credit Losses 09/30/2026 ($ in millions) 06/30/2026 Economic/ Qualitative Changes Specific Reserve Changes Portfolio Changes

69 Pre-R&S period 3Q2026 4Q2026 1Q2027 2Q2027 3Q2027 4Q2027 1Q2028 2Q2028 3Q2028 Real GDP, annualized % change 2.5% 2.2% 2.1% 2.6% 2.4% 2.3% 2.4% 2.3% 2.3 % Unemployment rate 4.1% 4.2% 4.2% 4.1% 4.1% 4.1% 4.1% 4.0% 4.0 % HPI, year-over-year % change 1.5% 1.4% 1.6% 1.1% 1.0% 1.1% 1.3% 1.6% 1.8 % CPI, year-over-year % change 3.4% 3.7% 3.4% 2.3% 2.4% 1.9% 2.0% 2.1% 2.2 % Base R&S Economic Outlook (As of September 2026) • A single, base economic forecast represents Regions’ internal outlook for the economy as of 3Q26 over the reasonable & supportable forecast period • Management considered alternative internal and external forecasts to establish appropriate qualitative adjustments • Final qualitative adjustments included consideration of the allowance's sensitivity to economic uncertainties that reflected a 15-20% increase in the unemployment rate

70 As of 9/30/2026 (in millions) Loan Balance ACL ACL/Loans C&I $52,409 $669 1.28 % CRE-OO mortgage 5,072 107 2.11 % CRE-OO construction 296 6 2.01 % Total commercial $57,777 $782 1.35 % IRE mortgage 8,159 148 1.82 % IRE construction 2,052 29 1.43 % Total IRE $10,211 $177 1.74 % Residential first mortgage 19,376 119 0.61 % Home equity lines 3,277 92 2.81 % Home equity loans 2,260 25 1.11 % Consumer credit card 1,512 129 8.56 % Other consumer 5,414 285 5.25 % Total consumer $31,839 $650 2.04 % Total $99,827 $1,609 1.61 % Allowance Allocation

2026 Expectations

GENERATING Consistent Sustainable Long-term Performance

FY 2026 Expectations	
Net Interest Income (vs. 2025 of $4,991)	up 2.5 – 4%(3)
Adjusted Non-Interest Income (vs. adjusted 2025 total of $2,585)(1)	up 3 – 5%(2) (Expect to be toward lower end)
Adjusted Non-Interest Expense (vs. adjusted 2025 total of $4,331)(1)	up 1.5 – 3.5%(2) (Inclusive of investments)
Average Loans (vs. 2025 of $96,124)	up low single digits
Average Deposits (vs. 2025 of $129,146)	up low single digits
Net Charge-Offs / Average Loans	40 – 50 bps (Expect to be toward lower end)
Effective Tax Rate	20.5 – 21.5%

Expectations for 4Q26 & FY26

- 4Q26 NII expected to increase 1 – 2% vs 3Q26(3)
- 4Q26 NIM expected to be ~3.70%(3)
- Expect Capital Markets revenue within the $90 – $105M range in 4Q26, with market conditions and client activity influencing results
- Expect to generate FY adj. positive operating leverage in 2026(2)

(1) Non-GAAP, see appendix for reconciliation of historical amounts. (2) See appendix for further information on the forward-looking guidance provided by the Company with respect to this non-GAAP measure. (3) Current expectations assume next Fed rate hike occurs in December and stable long-term rates.

REGIONS | 71

Internal Use Appendix

73 Management uses pre-tax pre-provision income (non-GAAP), adjusted pre-tax pre-provision income (non-GAAP), the adjusted efficiency ratio (non-GAAP), the adjusted fee income ratio (non-GAAP), return on average tangible common shareholders' equity (non-GAAP), adjusted return on average tangible common shareholders' equity (non-GAAP), common equity Tier 1 ratio (inclusive of AOCI and estimated adjustments to risk-weighted assets) (non-GAAP),as well as adjusted net income available to common shareholders (non-GAAP) and adjusted diluted EPS (non-GAAP) to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the adjusted efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the adjusted fee income ratio. Adjusted non-interest income (non-GAAP) and adjusted non-interest expense (non-GAAP) are used to determine adjusted pre-tax pre-provision income (non-GAAP). Net interest income (GAAP) on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the adjusted fee income and adjusted efficiency ratios. Net income available to common shareholders (GAAP) is presented excluding certain adjustments, net of tax, to arrive at adjusted net income available to common shareholders (non-GAAP), which is the numerator for adjusted diluted EPS (non-GAAP). Return on average tangible common shareholders' equity (non-GAAP) is calculated by dividing net income available to common shareholders (GAAP) by the average tangible common shareholders’ equity (non-GAAP). Net income available to common shareholders (GAAP) is presented excluding certain adjustments, net of tax, to arrive at adjusted net income available to common shareholders (non-GAAP), which is the numerator for adjusted return on average tangible common shareholders’ equity. Adjusted return on average tangible common shareholders' equity is calculated by dividing the adjusted net income available to common shareholders (non-GAAP) by the average tangible common shareholders’ equity (non-GAAP). Common equity Tier 1 ratio (inclusive of AOCI and estimated adjustments to risk weighted assets) (non- GAAP) is calculated by dividing the adjusted common equity tier 1 (non-GAAP), which is arrived at by including the AOCI loss on securities and AOCI loss on defined benefit pension plans and other post employment benefits from common equity Tier 1, by the company’s risk-weighted assets (inclusive of estimated adjustments)(non-GAAP) which is calculated by taking total risk-weighted assets (GAAP) less estimated adjustments to risk-weighted assets (non-GAAP). Regions believes that the exclusion of these adjustments provides a meaningful basis for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the company and predicting future performance. These non- GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the company on the same basis as that applied by management. Tangible common book value per share is calculated by dividing tangible common shareholders' equity (non-GAAP) by tangible assets (non-GAAP). The numerator for tangible book value per share (non-GAAP), tangible common shareholders' equity (non-GAAP), is calculated by excluding intangible assets and the deferred tax liability related to intangible assets from common shareholders' equity (GAAP). The denominator for tangible book value per share (non-GAAP), tangible assets (non-GAAP), is calculated by excluding intangible assets and the deferred tax liability related to intangible assets from total assets (non-GAAP). Tangible common shareholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common shareholders’ equity measure. Because tangible common shareholders’ equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations it is currently considered to be a non-GAAP financial measure and other entities may calculate it differently than Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders’ equity to tangible assets, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes selected items does not represent the amount that effectively accrues directly to stockholders. Additionally, our non-GAAP financial measures may not be comparable to similar non-GAAP financial measures used by other companies and there is no certainty that we will not incur expenses in the future that are similar to those excluded in the calculations of non- GAAP financial measures presented herein. Management and the Board of Directors utilize non-GAAP measures as follows: • Preparation of Regions' operating budgets • Monthly financial performance reporting • Monthly close-out reporting of consolidated results (management only) • Presentation to investors of company performance • Metrics for incentive compensation Note on Forward-Looking Guidance The Company has also provided forward-looking guidance with respect to certain of the non-GAAP measures, which excludes from the corresponding GAAP financial measures the effect of certain adjustments. The Company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify without unreasonable effort all of the adjustments that may occur during the period due to the difficulty of presenting the timing and amounts of various items within a reasonable range. Non-GAAP Information

Non-GAAP Reconciliation

Pre-Tax Pre-Provision Income (PPI) Less Charge-Offs to Risk-Weighted Assets

GENERATING
Consistent Sustainable
Long-term Performance

		Three Months Ended			Year Ended						
($ amounts in millions)		**9/30/2026**	6/30/2026	3/31/2026	2025	2024	2023	2022	2021	2020	2019
Net income available to common shareholders (GAAP)		**$ 611**	$ 549	$ 539	$ 2,061	$ 1,774	$ 1,976	$ 2,146	$ 2,400	$ 991	$ 1,503
Preferred dividends (GAAP)		**20**	21	20	95	119	98	99	121	103	79
Income tax expense (GAAP)		**156**	148	155	587	461	533	631	694	220	403
Income before income taxes (GAAP)		**787**	718	714	2,743	2,354	2,607	2,876	3,215	1,314	1,985
Provision for (benefit from) credit losses (GAAP)		**68**	68	91	470	487	553	271	(524)	1,330	387
Pre-tax pre-provision income (non-GAAP)		**855**	786	805	3,213	2,841	3,160	3,147	2,691	2,644	2,372
Other adjustments:											
Gain on sale of affordable housing residential mortgage loans		**—**	—	—	—	—	—	—	—	—	(8)
Securities (gains) losses, net		**15**	40	—	50	208	5	1	(3)	(4)	28
Gains on equity investment		**—**	—	—	—	—	—	—	(3)	(50)	—
Leveraged lease termination gains, net		**—**	—	—	—	—	(2)	(1)	(2)	(2)	(1)
BOLI income		**—**	—	—	—	—	—	—	(18)	(25)	—
Insurance proceeds		**—**	—	—	—	—	—	(50)	—	—	—
FDIC insurance special assessment		**—**	—	—	(17)	16	119	—	—	—	—
Salaries and employee benefits—severance charges		**—**	—	—	2	30	31	—	6	31	5
Branch consolidation, property and equipment charges		**—**	5	—	(5)	3	7	3	5	31	25
Contribution to the Regions Financial Corporation foundation		**—**	—	—	—	—	—	—	3	10	—
Early extinguishment of debt		**—**	—	—	—	—	(4)	—	20	22	16
Acquisition expenses		**—**	—	—	—	—	—	—	—	1	—
Professional, legal and regulatory expenses		**—**	—	—	2	3	1	179	15	7	—
Other Miscellaneous expenses		**—**	—	—	—	(37)	—	—	—	—	—
Total other adjustments		**15**	45	—	32	223	157	**132**	**23**	**21**	**65**
Adjusted pre-tax pre-provision income (non-GAAP)	**A**	**$ 870**	$ 831	$ 805	$ 3,245	$ 3,064	$ 3,317	$ 3,279	$ 2,714	$ 2,665	$ 2,437
Net loan charge-offs (GAAP)	**B**	**$ 72**	$ 102	$ 130	$ 513	$ 458	$ 397	$ 263	$ 204	$ 512	$ 358
Simple avg of 4 trailing quarters of RWAs (1)	**C**	**$ 126,760**	$ 125,889	$ 125,391	$ 124,909	$ 124,984	$ 126,605	$ 122,121	$ 108,900	$ 108,438	$ 105,996
Annualized PPI - Charge-offs / Average Risk-Weighted Assets	**A-B / C**	**2.50 %**	2.32 %	2.18 %	2.19 %	2.09 %	2.31 %	2.47 %	2.30 %	1.99 %	1.96 %

(1) Simple average of 4 trailing quarters of risk-weighted assets calculated from applicable periods' Call Report data.

REGIONS | 74

75 Non-GAAP reconciliation Return on Average Tangible Common Shareholders' Equity Three Months Ended Year Ended ($ amounts in millions) 9/30/2026 6/30/2026 3/31/2026 12/31/2025 2025 2024 2023 2022 2021 2020 2019 2018 2017 2016 2015 RETURN ON AVERAGE TANGIBLE COMMON SHAREHOLDERS' EQUITY Net income available to common shareholders A $ 611 $ 549 $ 539 $ 514 $ 2,061 $ 1,774 $ 1,976 $ 2,146 $ 2,400 $ 991 $ 1,503 $ 1,695 $ 1,199 $ 1,099 $ 998 Average shareholders' equity 18,489 18,676 19,077 18,986 $ 18,541 $ 17,484 $ 16,522 $ 16,503 $ 18,201 $ 17,382 $ 16,082 $ 15,381 $ 16,665 $ 17,126 $ 16,916 Less: Average intangible assets 5,871 5,863 5,869 5,876 5,887 5,920 5,960 6,023 5,435 5,239 4,943 5,010 5,103 5,125 5,099 Average deferred tax liability related to intangibles (144) (141) (138) (135) (130) (117) (106) (103) (99) (99) (94) (97) (148) (162) (170) Average preferred stock 1,369 1,369 1,369 1,369 1,491 1,693 1,659 1,659 1,658 1,509 1,151 820 820 820 848 Average tangible common shareholders' equity B $ 11,393 $ 11,585 $ 11,977 $ 11,876 $ 11,293 $ 9,988 $ 9,009 $ 8,924 $ 11,207 $ 10,733 $ 10,082 $ 9,648 $ 10,890 $ 11,343 $ 11,139 Return on average tangible common shareholders' equity A/B 21.27% 19.01% 18.26% 17.17% 18.25% 17.77% 21.93% 24.05% 21.42% 9.23% 14.91% 17.57% 11.01% 9.69% 8.96%

Non-GAAP Reconciliation

Tangible Common Ratios

GENERATING **Consistent Sustainable Long-term Performance**

($ amounts in millions, except per share data)		As of and for Quarter Ended				
		9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
TANGIBLE COMMON RATIOS						
Shareholders' equity (GAAP)	A	**$ 17,847**	$ 18,840	$ 18,779	$ 19,043	$ 19,049
Less: Preferred stock (GAAP)		**1,369**	1,369	1,369	1,369	1,369
Common shareholders' equity (GAAP)	B	**16,478**	17,471	17,410	17,674	17,680
Less:						
Intangible assets (GAAP)		**5,868**	5,859	5,866	5,873	5,879
Deferred tax liability related to intangibles (GAAP)		**(146)**	(143)	(141)	(138)	(133)
Tangible common shareholders' equity (non-GAAP)	C	**$ 10,756**	$ 11,755	$ 11,685	$ 11,939	$ 11,934
Less: AOCI, after-tax (GAAP)		**$ (3,197)**	$ (1,922)	$ (1,718)	$ (1,535)	$ (1,660)
Tangible common shareholders' equity excluding AOCI (non-GAAP)	D	**$ 13,953**	**$ 13,677**	**$ 13,403**	**$ 13,474**	**$ 13,594**
Total assets (GAAP)	E	**$ 163,213**	$ 161,299	$ 160,741	$ 158,814	$ 159,940
Less:						
Intangible assets (GAAP)		**5,868**	5,859	5,866	5,873	5,879
Deferred tax liability related to intangibles (GAAP)		**(146)**	(143)	(141)	(138)	(133)
Tangible assets (non-GAAP)	F	**$ 157,491**	$ 155,583	$ 155,016	$ 153,079	$ 154,194
Less: AOCI, pre-tax (GAAP)		**$ (4,284)**	$ (2,574)	$ (2,302)	$ (2,057)	$ (2,220)
Tangible assets excluding AOCI (non-GAAP)	G	**$ 161,775**	$ 158,157	$ 157,318	$ 155,136	$ 156,414
Shares outstanding—end of quarter	H	**850**	853	854	868	885
Total equity to total assets (GAAP)	A/E	**10.93 %**	11.68 %	11.68 %	11.99 %	11.91 %
Tangible common shareholders' equity to tangible assets (non-GAAP)	C/F	**6.83 %**	7.55 %	7.54 %	7.80 %	7.74 %
Common book value per share (GAAP)	B/H	**$ 19.38**	$ 20.48	$ 20.39	$ 20.36	$ 19.98
Tangible common book value per share (non-GAAP)	C/H	**$ 12.65**	$ 13.78	$ 13.69	$ 13.75	$ 13.49
Tangible common shareholders' equity to tangible assets (non-GAAP), ex. AOCI	D/G	**8.62 %**	8.65 %	8.52 %	8.69 %	8.69 %

Regions | 76

77 Non-GAAP Reconciliation Net Income Available to Common Shareholders, Adjusted Diluted EPS, and Return Ratios NM - Not Meaningful Quarter Ended ($ amounts in millions) 9/30/2026 6/30/2026 3/31/2026 12/31/2025 9/30/2025 3Q26 vs. 2Q26 3Q26 vs. 3Q25 Net income available to common shareholders (GAAP) A $ 611 $ 549 $ 539 $ 514 $ 548 $ 62 11.3% $ 63 11.5 % Adjustments: Securities (gains) losses, net 15 40 — — 25 (25) (62.5) % (10) (40.0) % FDIC insurance special assessment — — — (14) (3) — NM 3 100.0 % Branch consolidation, property and equipment charges — 5 — — (5) (5) (100.0) % 5 100.0 % Total adjustments 15 45 — (14) 17 $ (30) (66.7) % $ (2) (11.8) % Tax impact of adjusted items (4) (11) — 4 (4) 7 63.6% — — % Adjusted net income available to common shareholders (non-GAAP) B $ 622 $ 583 $ 539 $ 504 $ 561 $ 39 6.7% $ 61 10.9 % Weighted-average diluted shares C 856 857 868 880 894 Diluted EPS (GAAP) A/C $ 0.71 $ 0.64 $ 0.62 $ 0.58 $ 0.61 $ 0.07 10.9% $ 0.10 16.4 % Adjusted diluted EPS (non-GAAP) B/C 0.73 0.68 0.62 0.57 0.63 $ 0.05 7.4% $ 0.10 15.9 % Average shareholders' equity (GAAP) 18,489 18,676 19,077 18,986 18,688 (187) (1.0) % (199) (1.1) % Less: Average preferred stock (GAAP) 1,369 1,369 1,369 1,369 1,369 — — % — — % Average common shareholders' equity (GAAP) D 17,120 17,307 17,708 17,617 17,319 (187) (1.1) % (199) (1.1) % Less: Average intangible assets (GAAP) 5,871 5,863 5,869 5,876 5,883 8 0.1% (12) (0.2) % Average deferred tax liability related to intangibles (GAAP) (144) (141) (138) (135) (131) (3) (2.1) % (13) (9.9) % Average tangible common shareholders' equity (non-GAAP) E $ 11,393 $ 11,585 $ 11,977 $ 11,876 $ 11,567 (192) (1.7) % (174) (1.5) % Return on average common shareholders' equity (GAAP) A/D 14.16% 12.73% 12.35% 11.58% 12.56 % Return on average tangible common shareholders' equity (non-GAAP) A/E 21.27% 19.01% 18.26% 17.17% 18.81 % Adjusted return on average tangible common shareholders' equity (non-GAAP) B/E 21.66% 20.18% 18.26% 16.84% 19.24%

78 Non-GAAP Reconciliation Pre-Tax Pre-Provision Income (PPI) Quarter Ended ($ amounts in millions) 9/30/2026 6/30/2026 3/31/2026 12/31/2025 9/30/2025 3Q26 vs. 2Q26 3Q26 vs. 3Q25 Net income available to common shareholders (GAAP) $ 611 $ 549 $ 539 $ 514 $ 548 $ 62 11.3% $ 63 11.5 % Preferred dividends and other (GAAP) 20 21 20 20 21 (1) (4.8) % (1) (4.8) % Income tax expense (GAAP) 156 148 155 174 139 8 5.4% 17 12.2 % Income before income taxes (GAAP) 787 718 714 708 708 69 9.6% 79 11.2 % Provision for credit losses (GAAP) 68 68 91 115 105 — — % (37) (35.2) % Pre-tax pre-provision income (non-GAAP) 855 786 805 823 813 69 8.8% 42 5.2 % Other adjustments: Securities (gains) losses, net 15 40 — — 25 (25) (62.5) % (10) (40.0) % FDIC insurance special assessment — — — (14) (3) — NM 3 100.0 % Branch consolidation, property and equipment charges — 5 — — (5) (5) (100.0) % 5 100.0 % Total other adjustments 15 45 — (14) 17 (30) (66.7) % (2) (11.8) % Adjusted pre-tax pre-provision income (non-GAAP) $ 870 $ 831 $ 805 $ 809 $ 830 $ 39 4.7% $ 40 4.8 % NM - Not Meaningful

Non-GAAP Reconciliation

NII, Non-Interest Income/Expense, and Efficiency Ratio

GENERATING **Consistent Sustainable Long-term Performance**

($ amounts in millions)		Quarter Ended								
		9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	3Q26 vs. 2Q26		3Q26 vs. 3Q25	
Non-interest expense (GAAP)	A	$ 1,118	$ 1,121	$ 1,068	$ 1,098	$ 1,103	$ (3)	(0.3)%	$ 15	1.4 %
Adjustments:										
FDIC insurance special assessment		—	—	—	14	3	—	NM	(3)	(100.0)%
Branch consolidation, property and equipment charges		—	(5)	—	—	5	5	100.0 %	(5)	(100.0)%
Adjusted non-interest expense (non-GAAP)	B	$ 1,118	$ 1,116	$ 1,068	$ 1,112	$ 1,111	$ 2	0.2 %	$ 7	0.6 %
Net interest income (GAAP)	C	$ 1,298	$ 1,277	$ 1,248	$ 1,281	$ 1,257	$ 21	1.6 %	$ 41	3.3 %
Taxable-equivalent adjustment		16	14	13	13	12	2	14.3 %	4	33.3 %
Net interest income, taxable-equivalent basis	D	$ 1,314	$ 1,291	$ 1,261	$ 1,294	$ 1,269	$ 23	1.8 %	$ 45	3.5 %
Non-interest income (GAAP)	E	675	630	625	640	659	45	7.1 %	16	2.4 %
Adjustments:										
Securities (gains) losses, net		15	40	—	—	25	(25)	(62.5)%	(10)	(40.0)%
Adjusted non-interest income (non-GAAP)	F	$ 690	$ 670	$ 625	$ 640	$ 684	20	3.0 %	$ 6	0.9 %
Total revenue	C+E=G	$ 1,973	$ 1,907	$ 1,873	$ 1,921	$ 1,916	$ 66	3.5 %	$ 57	3.0 %
Adjusted total revenue (non-GAAP)	C+F=H	$ 1,988	$ 1,947	$ 1,873	$ 1,921	$ 1,941	$ 41	2.1 %	$ 47	2.4 %
Total revenue, taxable-equivalent basis	D+E=I	$ 1,989	$ 1,921	$ 1,886	$ 1,934	$ 1,928	$ 68	3.5 %	$ 61	3.2 %
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	$ 2,004	$ 1,961	$ 1,886	$ 1,934	$ 1,953	$ 43	2.2 %	$ 51	2.6 %
Operating leverage ratio (GAAP)	I-A									1.7 %
Adjusted operating leverage ratio (non-GAAP)	J-B									1.9 %
Efficiency ratio (GAAP)	A/I	56.2 %	58.3 %	56.6 %	56.8 %	57.2 %				
Adjusted efficiency ratio (non-GAAP)	B/J	55.8 %	56.9 %	56.6 %	57.5 %	56.9 %				
Fee income ratio (GAAP)	E/I	33.9 %	32.8 %	33.1 %	33.1 %	34.2 %				
Adjusted fee income ratio (non-GAAP)	F/J	34.4 %	34.2 %	33.1 %	33.1 %	35.0 %				

NM - Not Meaningful

REGIONS | 79

Non-GAAP Reconciliation

Non-Interest Income

GENERATING **Consistent Sustainable Long-term Performance**

($ amounts in millions)	Year Ended 2025	2024	2023	2022	2021	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Non-interest income (GAAP)	**$ 2,535**	$ 2,265	$ 2,256	$ 2,429	$ 2,524	$ 2,393	$ 2,116	$ 2,019	$ 1,962	$ 2,011	$ 1,937	$ 1,785	$ 2,096	$ 2,201	$ 2,226
Security (gains) losses, net	**50**	208	5	1	(3)	(4)	28	(1)	(19)	(6)	(29)	(27)	(26)	(48)	(112)
Bank owned life insurance	**—**	—	—	—	(18)	(25)	—	—	—	—	—	—	—	—	—
Leveraged lease terminations income	**—**	—	(2)	(1)	(2)	(2)	(1)	(8)	(1)	(8)	(8)	(10)	(39)	(14)	(8)
Loss on sale of mortgage loans	**—**	—	—	—	—	—	—	—	—	—	—	—	—	—	3
Gain on sale of other assets	**—**	—	—	—	—	—	—	—	—	—	—	—	(24)	—	—
Gain on sale of affordable housing residential mortgage loans	**—**	—	—	—	—	—	(8)	—	(5)	(5)	—	—	—	—	—
Gains on equity investment	**—**	—	—	—	(3)	(50)	—	—	—	—	—	—	—	—	—
Insurance proceeds	**—**	—	—	(50)	—	—	—	—	—	(50)	(91)	—	—	—	—
Adjusted non-interest income (non-GAAP)	**$ 2,585**	$ 2,473	$ 2,259	$ 2,379	$ 2,498	$ 2,312	$ 2,135	$ 2,010	$ 1,937	$ 1,942	$ 1,809	$ 1,748	$ 2,007	$ 2,139	$ 2,109
Less: Business sold in a subsequent period [1]	**$ —**	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ 117	$ 111	$ 108
Adjusted non-interest income excluding business sold in a subsequent period(non-GAAP)	**$ 2,585**	**$ 2,473**	**$ 2,259**	**$ 2,379**	**$ 2,498**	**$ 2,312**	**$ 2,135**	**$ 2,010**	**$ 1,937**	**$ 1,942**	**$ 1,809**	**$ 1,748**	**$ 1,890**	**$ 2,028**	**$ 2,001**

(1) In 2018, the Company sold Regions Insurance Group, Inc. and the results of this entity were separately disclosed as discontinued operations in all periods presented externally. The results from Regions Insurance Group, Inc. have been removed in previous periods for comparability.

REGIONS | 80

81 Non-GAAP Reconciliation Non-Interest Expense Twelve Months Ended December 31 ($ amounts in millions) 2025 2024 2023 2022 2021 2020 2019 2018 2017 2016 Non-interest expense (GAAP) $ 4,313 $ 4,242 $ 4,416 $ 4,068 $ 3,747 $ 3,643 $ 3,489 $ 3,570 $ 3,491 $ 3,483 Adjustments: FDIC insurance special assessment 17 (16) (119) — — — — — — — Contribution to Regions Financial Corporation foundation — — — (3) (10) — (60) (40) — Professional, legal and regulatory expenses (2) (3) (1) (179) (15) (7) — — — (3) Branch consolidation, property and equipment charges 5 (3) (7) (3) (5) (31) (25) (11) (22) (58) Expenses associated with residential mortgage loan sale — — — — — — — (4) — — Early extinguishment of debt — — 4 — (20) (22) (16) — — (14) Salary and employee benefits—severance charges (2) (30) (31) — (6) (31) (5) (61) (10) (21) Acquisition expense — — — — — (1) — — — — Other miscellaneous expenses — 37 — — — — — — — — Adjusted non-interest expense (non-GAAP) $ 4,331 $ 4,227 $ 4,262 $ 3,886 $ 3,698 $ 3,541 $ 3,443 $ 3,434 $ 3,419 $ 3,387

Non-GAAP Reconciliation

CET1- inclusive of AOCI and estimated adjustments to risk-weighted assets

GENERATING
Consistent Sustainable
Long-term Performance

($ amounts in millions)		Quarter Ended 9/30/2026
CET1 RATIOS		
Common Equity Tier 1[1]	A $	13,968
Adjustments:		
AOCI gain (loss) on securities[2]		(1,889)
AOCI gain (loss) on defined benefit pension plans and other post employment benefits		(380)
Common Equity Tier 1 (inclusive of AOCI)(non-GAAP)	B $	11,699
Total risk-weighted assets[1]	C $	129,237
Less: estimated adjustments to risk-weighted assets[3]	$	~11,000
Estimated risk-weighted assets (inclusive of estimated adjustments)(non-GAAP)[3]	D $	118,237
Common Equity Tier 1 ratio[1][4]	A/C	10.8 %
Common Equity Tier 1 ratio (inclusive of AOCI and estimated adjustments to risk weighted assets))(non-GAAP)[1][3][4][5]	B/D	~10 %

(1) Common equity Tier 1 as well as Total risk-weighted assets are estimated.

(2) Represents AOCI on AFS and HTM securities

(3) The proposed Basel III Endgame rules provide for multiple updates to recalibrate risk-weighted assets, which will reduce overall RWAs.

(4) Amounts calculated based upon whole dollar values

(5) Consistent with the proposed Basel III Endgame rules, AOCI for CF hedges remains excluded.

REGIONS | 82

83 Forward-Looking Statements This presentation may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. In addition, the company, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objectives,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can,” and similar terms, expressions, and graphics often signify forward-looking statements. Forward-looking statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below: • Our businesses have been, and may continue to be, adversely affected by conditions in the financial markets and economic conditions generally. • Fluctuations in market interest rates, including the level and shape of the yield curve, may adversely affect our performance. • If we experience greater credit losses in our loan portfolios than anticipated, our earnings may be materially adversely affected. • Any future reductions in our credit ratings may increase our funding costs and place limitations on business activities. • Changes in the soundness of other financial institutions could adversely affect us. • We may suffer losses if the value of collateral declines in stressed market conditions. • Ineffective liquidity management could adversely affect our financial results and condition. • Loss of deposits or a change in deposit mix could increase our funding costs. • We rely on the mortgage secondary market to manage various risks. • We are at risk of a variety of systems failures or errors and cyber-attacks or other similar incidents that could adversely affect customer experience and our business and financial performance. • We are subject to complex and evolving laws, regulations, rules, standards and contractual obligations regarding privacy and cybersecurity, which could increase the cost of doing business, compliance risks and potential liability. • We will continually encounter technological change and must effectively anticipate, develop and implement new technology. • The development and use of AI presents risks and challenges that may adversely impact our business. • Industry competition, including competition from decentralized finance platforms, cryptocurrencies and blockchain technologies could disrupt our business model and adversely affect our revenues, market share or liquidity. • Our operations are concentrated primarily in the South, Midwest and Texas, and adverse changes in the economic conditions in this region can adversely affect our financial results and condition. • Weakness in the residential real estate markets could adversely affect our performance. • Weakness in the commercial real estate markets could adversely affect our performance. • Risks associated with home equity products where we are in a second lien position could adversely affect our performance. • Weakness in commodity businesses could adversely affect our performance. • An outbreak or escalation of hostilities between countries or within a country or region could have a material adverse effect on the U.S. economy and on our businesses. • We are subject to a variety of operational risks, including the risk of fraud or theft by internal or external parties, which may adversely affect our business and results of operations. • We rely on other companies to provide key components of our business infrastructure. • We depend on the accuracy and completeness of information about clients and counterparties. • We are exposed to risk of environmental liability when we take title to property. • We can be negatively affected if we fail to identify and address operational risks associated with the introduction of or changes to products, services and delivery platforms. • Enhanced regulatory and other standards for the oversight of vendors and other service providers can result in higher costs and other potential exposures. • We are, and may in the future be, subject to claims and litigation calling into question our right to use the intellectual property underlying certain technology in our business. Forward-Looking Statements

84 • Weather-related events, pandemics and other natural or man-made disasters could cause a disruption in our operations or lead to other consequences that could adversely impact our financial results and condition. These impacts could be intensified by climate change. Heightening focus on climate change may also carry transition risks that could negatively impact our results of operations and financial condition. • We are subject to sociopolitical risks that could adversely affect our business, reputation and the trading price of our common stock. • Damage to our reputation could significantly harm our businesses. • We are, and may in the future be, subject to litigation, investigations and governmental proceedings that may result in liabilities adversely affecting our financial condition, business or results of operations or in reputational harm. • We are subject to extensive governmental regulation, which could have an adverse impact on our operations and our business model. • We are subject to a variety of risks in connection with any sale of loans we may conduct. • We may be subject to more stringent capital and liquidity requirements. • Rulemaking changes and regulatory initiatives implemented by the CFPB may result in higher regulatory and compliance costs that may adversely affect our results of operations. • We are subject to numerous laws designed to protect consumers, including the CRA and fair lending laws, and a failure to comply with these laws could lead to a wide variety of penalties and other sanctions. • We may not be able to complete future acquisitions, may not be successful in realizing the benefits of any future acquisitions that are completed or may choose not to pursue acquisition opportunities we might find beneficial. • Increases in FDIC insurance assessments may adversely affect our earnings. • Unfavorable results from ongoing stress analyses may adversely affect our ability to retain customers or compete for new business opportunities. • We are a holding company and depend on our subsidiaries for dividends, distributions and other payments. • We may not pay dividends on shares of our capital stock. • Anti-takeover and banking laws and certain agreements and charter provisions may adversely affect share value. • Our amended and restated by-laws designate (i) the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our shareholders and (ii) the federal district courts of the United States as the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act, which could limit our shareholders’ ability to obtain a favorable judicial forum for disputes with our company or our company’s directors, officers or other employees. • We face substantial legal and operational risks in our safeguarding and other processing of personal information. • Differences in regulation can affect our ability to compete effectively. • Our businesses may be adversely affected if we are unable to hire and retain qualified employees. • Our operations rely on our ability, and the ability of key external parties, to maintain appropriately staffed workforces, and on the competence, trustworthiness, health and safety of employees. • Our reported financial results depend on management’s selection of accounting methods and certain assumptions and estimates. • If the models that we use in our business perform poorly or provide inadequate information, our business or results of operations may be adversely affected. • Changes in our accounting policies or in accounting standards could materially affect how we report our financial results and condition. The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Cautionary Note Regarding Forward-Looking Statements and Risk Factor Summary” and “Risk Factors” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2025 and in Regions’ subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law. Regions’ Investor Relations contact is Chris Best at (205) 264-7040; Regions’ Media contact is Jeremy King at (205) 264-4551. Forward-Looking Statements (continued)

Internal Use